As filed with the Securities and Exchange Commission on September 2, 2021

Registration No. 333-257970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASIA PACIFIC WIRE & CABLE

CORPORATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	3357	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15/Fl. B, No. 77, Sec. 2

Dunhua South Road

Taipei, 106, Taiwan

Republic of China

Tel: +886-2-2712-2558

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: 302-738-6680

(Name, address, including area code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin Fackler, Esq.

Isaac Chao, Esq.

Arnold & Porter Kaye Scholer LLP

Three Embarcadero Center, 10th Floor,

San Francisco, California 94111

Tel: 415-471-3100

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subscription Rights to purchase Common Shares (2)	—	—	—	—
Common Shares, par value 0.01 per share	—	—	$8,291,801.40 (3)	$904.64 (4)

(1)

This registration statement relates to our Common Shares issuable upon the exercise of subscription rights. Each Common Share will be issued one subscription right. No separate consideration is payable for the subscription rights.

(2)	The subscription rights are being issued without separate consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable.
(3)	Represents the maximum amount of gross proceeds from the issuance of our Common Shares pursuant to exercise of the subscription rights.
(4)	Previously paid. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2021

PRELIMINARY PROSPECTUS

ASIA PACIFIC WIRE & CABLE

CORPORATION LIMITED

Common Shares

Issuable Upon the Exercise of Subscription Rights to Purchase Common Shares

Asia Pacific Wire & Cable Corporation Limited (“we”, “us” or “our”) is a holding company incorporated in Bermuda with principal executive offices in Taipei, Taiwan. We conduct our operations through various subsidiaries in Australia, Hong Kong, the People’s Republic of China, Singapore and Thailand.

We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares, par value $0.01 per share (the “Common Shares”). We refer to the offering that is the subject of this prospectus as the rights offering. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., New York City time, on                      , 2021, which we refer to as the record date.

Each subscription right entitles the holder to invest $0.60 towards the purchase of Common Shares at a price per share equal to the subscription price. The subscription price will be equal to 90% of the lower of (1) the volume weighted average price per Common Share on the Nasdaq Capital Market over the five consecutive trading days through and including the expiration date of the rights offering and (2) the closing price per Common Share on the Nasdaq Capital Market on the expiration date of the rights offering. We refer to this right as the basic subscription right.

Subscription right holders who fully exercise their basic subscription rights will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right. If an insufficient number of Common Shares are available to satisfy fully the over-subscription requests, then the available Common Shares will be distributed among subscription rights holders who exercised their over-subscription right, based on the procedures set forth herein.

Assuming full exercise of the subscription rights, the proceeds to us from the rights offering would be approximately $8.0 million after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $250,000.

Pacific Electric Wire & Cable Co., Ltd. (“PEWC”), our parent company, is a Taiwanese company that beneficially owned approximately 75.5% of our issued and outstanding Common Shares as of August 30, 2021, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.

The subscription rights will expire if they are not exercised before 5:00 p.m., New York City time, on                      , 2021, which we refer to as the expiration date. We reserve the right to extend the expiration date one or more times, but in no event will we extend the rights offering beyond                      , 2021. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders of those unexercised rights. None of our Board of Directors, any committee thereof, or our management is making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.

The subscription rights may not be sold or transferred, and will not be listed for trading on any stock exchange or market.

All exercises of subscription rights are irrevocable. We may cancel the rights offering in our sole discretion at any time prior to its expiration, for any reason. If the rights offering is canceled, the subscription agent will return all investment amount payments it has received for the cancelled rights offering, without interest or penalty.

Our Common Shares are listed on the NASDAQ Capital Market under the symbol “APWC”. The last sale price of our Common Shares on NASDAQ on August 26, 2021 was $3.46 per share. The Common Shares to be issued upon exercise of the subscription rights will also be listed for trading on the NASDAQ Capital Markets under the same symbol. As of the close of business on August 25, 2021, there were 13,819,669 Common Shares issued and outstanding.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 16 and under similar headings in the other documents that are incorporated by reference into this prospectus to read about factors you should consider before deciding whether to exercise your subscription rights, including regarding our subsidiaries that are formed under the laws of, and operate in, the People’s Republic of China.

This is not an underwritten offering. The subscription rights are being offered directly by us without the services of an underwriter, dealer manager or selling agent. There is no minimum subscription amount required to consummate the rights offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is                      , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, as well as the additional information described under “Information Incorporated by Reference” on page 73 of this prospectus. We have not authorized anyone to provide you with additional or different information.

You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. None of the time of delivery of this prospectus, any exercise of the subscription rights or delivery of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. You should read carefully the entirety of this prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, is based on information from such sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our products and services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In the absence of reliable data, the market position, market opportunity and market size information included in this prospectus is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Unless the context otherwise indicates or requires, all references to:

•

the terms “Registrant”, “we,” “us,” “our,” and “APWC” refer to Asia Pacific Wire & Cable Corporation Limited, a holding company incorporated in Bermuda with principal executive offices in Taipei, Taiwan.

•	the terms “our Company,” “our business” and “our operations” refer to APWC together with our operating subsidiaries.

•	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America.

Summary Risk Factors

Investing in our Common Shares involves risks. Before making a decision to invest in any of our securities, you should carefully consider the risk factors discussed under “Risk Factors” in this prospectus. These risks could materially and adversely impact our business, results of operations, financial condition and future prospects, which could cause the trading price of our Common Shares to decline and could result in a loss of your investment. Among these important risks are the following:

Risks Related to the Rights Offering and Common Shares (for a more detailed discussion, see “Risk Factors—Risks Related to the Rights Offering and Common Shares”)

•	The market price of our Common Shares may decline before or after the rights expire;

•	The rights offering may cause the price of our Common Shares to decrease and you may be able to purchase our Common Shares on the open market at a price below the subscription price;

•

If you do not exercise your subscription rights in full in the rights offering, you will suffer significant dilution in your percentage ownership of the Company, and if only our controlling shareholder exercises its subscription rights, our controlling shareholder will significantly increase its ownership in the Company;

•	We reserve the right to amend, modify, cancel, terminate, or extend the rights offering at any time prior to the expiration of the subscription period;

•	The subscription price determined for the rights offering may not be indicative of the fair value of our Common Shares;

•	You may not revoke your exercise of subscription;

•	The subscription rights are non-transferable, and thus there will be no market for them;

•	You may not receive all of the shares you subscribe for pursuant to the over-subscription right;

•	You will not be able to sell or transfer the Common Shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering;

•	We may be treated as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares and warrants;

•

Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering, the net proceeds we receive from the offering may be less than we intend;

•	If we terminate the rights offering, neither we, nor the subscription agent will have any obligation to you except to promptly return your investment amount payments;

•	The Common Shares may be delisted from Nasdaq, which could affect their market price and liquidity;

•	Our Common Shares have a limited public float, and are subject to price volatility, which could adversely affect the liquidity of our Common Shares and our prevailing market price;

•	APWC is incorporated in Bermuda, and investors may face limited recourse and enforceability against the Company and its directors and officers as compared to corporations incorporated in the U.S.; and

•

Control of the Company rests with its majority shareholder, and the Company relies on Nasdaq’s controlled company and foreign private issuer exemptions, all of which could materially and adversely affect our corporate governance. As a foreign private issuer, there is less publicly available information concerning the Company than there would be if APWC was a U.S. public company.

Risks Related to our Business (for a more detailed discussion, see “Risk Factors—Risks Related to our Business”)

•	COVID-19 could have a material adverse effect on our business, financial condition and results of operations;

•	Significant volatility in copper prices could be detrimental to our profitability;

•

The markets in which we operate are highly competitive and may be affected by competition with State-Owned Enterprises, and we cannot guarantee we will have the available capital to make necessary capital expenditures;

•	Our business is subject to competition from other transmission technologies, principally wireless-based technologies, which could reduce demand and sales of our products;

•	PEWC may not perform its obligations under the Composite Services Agreement;

•	We operate in highly concentrated markets, and the loss of individual customers in such markets could have a material adverse impact on our position in that market as a whole;

•	Our business could be harmed if we fail to attract and retain qualified personnel;

•	We are subject to certain environmental protection laws and regulations governing our operations;

•	Information systems failure or cyber security breaches could have a material adverse effect on our Company; and

•	Our multinational operations and structure subject us to potentially adverse tax consequences.

Risks Related to our Financial Activities (for a more detailed discussion, see “Risk Factors—Risks Related to our Financial Activities”)

•	Restrictive covenants and default provisions in our existing debt agreements may materially restrict our operations as well as adversely affect our liquidity and results of operations;

•	Discontinuation of LIBOR and uncertainty as to the nature of such potential changes may adversely affect the amounts of interest we pay under our debt arrangements; and

•	We are exposed to foreign exchange rate risk.

Risks Related to the Regions in which We Operate (for a more detailed discussion, see “Risk Factors—Risks Relating to the Regions in which We Operate”)

•	The performance of the Company’s Thai operations is affected by the political and economic situation in Thailand;

•	The legal system of the People’s Republic of China (“PRC”) may limit the Company’s remedies, impacting our subsidiaries’ ability to enforce agreements in the PRC with third parties;

•

Our auditor’s China affiliate, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board, and if the PCAOB determines that it is unable to inspect or investigate completely because of a position taken by the PRC government, trading in our securities could be prohibited in the U.S.;

•

The enforcement of laws, rules and regulations in the PRC can change quickly with little advance notice. Uncertainties exist with respect to the interpretation and implementation of the PRC’s Foreign Investment Law, Data Security Law, the Personal Information protection Law and the Anti-Monopoly Law, and any change in government interpretation or enforcement could implicate our PRC subsidiaries and have a material adverse effect on our Company;

•	The PRC government’s control of currency conversion and expatriation of funds may adversely affect our liquidity;

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries;

•	Political or social instability, including tensions between PRC and Taiwan, may materially adversely affect the company’s business, financial condition, and results of operations; and

•	PRC State-Owned Enterprises (“SOEs”) have competitive advantages and our business and operations may be materially and adversely affected in the event we must compete with such SOEs.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate may be common questions about the rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks relating to the rights offering, our Common Shares, and our business.

Exercising the subscription rights and investing in our Common Shares involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 16 of this prospectus and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your subscription rights.

What is a rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to all existing shareholders of a company to buy a proportional number of additional securities at a given price. We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., New York City time, on                      , 2021, which we refer to as the record date. Each subscription right carries with it a basic subscription right and an over-subscription right. The basic subscription right and over-subscription right will be evidenced by a subscription rights certificate, which may be a physical certificate but will more likely be electronic instruments issued through the facilities of the Depository Trust Company, or DTC.

Why are we undertaking the rights offering, and how will we use the proceeds from the rights offering?

We are conducting the rights offering to raise funds for general working capital and corporate purposes. For a more detailed discussion, see “Use of Proceeds.” Based on the information and analyses regarding the rights offering prepared by management, and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board of Directors, our Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its shareholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights.

How much money will APWC raise as a result of the rights offering?

We estimate that the net proceeds from the rights offering will be approximately $8.0 million (assuming full exercise of the subscription rights), after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $250,000.

What is the basic subscription right?

Each subscription right entitles the holder to invest $0.60, which we refer to as the investment amount, towards the purchase of Common Shares at a price per share equal to the subscription price. The subscription price will be equal to 90% of the lower of (1) the volume weighted average price per Common Share on the Nasdaq Capital Market over the five consecutive trading days through and including the expiration date of the rights offering and (2) the closing price per Common Share on the Nasdaq Capital Market on the expiration date of the rights offering. We refer to this right as the basic subscription right. This pricing formula is intended to ensure that the subscription price is at least a 10% discount to the closing price per Common Share on the expiration date.

What is the over-subscription right?

We do not expect all of our shareholders to exercise all of their basic subscription rights. The over-subscription right provides shareholders that exercise all of such shareholder’s basic subscription rights the opportunity to purchase the Common Shares that are not purchased by non-exercising shareholders (if any). If you fully exercise your basic subscription right, the over-subscription right entitles you to subscribe for additional Common Shares unclaimed by other holders of subscription rights in the rights offering at the same subscription price per Common Share. If an insufficient number of unclaimed Common Shares are available to fully satisfy all over-subscription right requests, the available Common Shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of Common Shares each rights holder subscribed for under the basic subscription right.

In order to properly exercise your over-subscription right, you must deliver the investment amount payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares available, assuming that no shareholder other than you has purchased any shares pursuant to such shareholder’s basic subscription right and over-subscription right. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period. See “The Rights Offering — Basic Subscription Rights and Over-Subscription Rights” beginning on page 51.

How many shares are issuable for each subscription right?

The number of Common Shares that are issuable under the subscription rights will depend on the level of subscriptions and the subscription price, which will not be determinable until the expiration of the rights offering. To determine the number of Common Shares you would be issued in respect of your basic subscription rights, the total amount you invest pursuant to the exercise of your basic subscription rights will be divided by the subscription price. By way of example, if you hold 1,000 subscription rights, and you exercise your basic subscription rights in full, you will have invested $600 towards the purchase of Common Shares. Assuming that the subscription price is $2.96 per share (which would be the subscription price if the rights offering had expired on August 26, 2021), you will acquire 202 additional Common Shares pursuant to the exercise of your basic subscription rights.

Who may participate in the rights offering?

Only holders of record of our Common Shares as of the record date are entitled to participate in the rights offering.

May I transfer my subscription rights?

No. The subscription rights may not be sold or transferred except for being transferable by operation of law. The subscription rights will not be traded on the NASDAQ Capital Market or any other trading market.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of Common Shares you own will not change; however, assuming other holders exercise some or all of their subscription rights, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other shareholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our Common Shares owned by these other shareholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is                      , 2021, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the actual expiration of the rights offering, by which you must provide the applicable custodian bank, broker, dealer or other nominee with your instructions to exercise your subscription rights and with payment of your total invested amount. We may, in our sole discretion, extend the rights offering one or more times, but in no event will the expiration date be later than                      , 2021. We may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all investment amount payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on                      , 2021 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

Will the officers, directors and significant shareholders of APWC be exercising their rights?

To the extent they hold Common Shares as of the record date, our directors, executive officers and significant shareholders will be entitled to participate in the rights offering on the same terms and conditions applicable to other rights holders. However, there can be no guarantee that any such holders will participate.

PEWC, which beneficially owned approximately 75.5% of our issued and outstanding Common Shares as of August 30, 2021, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.

What is the recommendation of the board of directors regarding the rights offering?

None of APWC, our Board or our management is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision in consultation with your own advisors as to whether or not you should participate in the rights offering or otherwise invest in our securities and only after considering all of the information included in this prospectus, including the “Risk Factors” section that follows and the information incorporated by reference herein.

Will the subscription rights and the Common Shares that I receive upon exercise of my rights be tradable on the NASDAQ Capital Market?

Our Common Shares are listed on the NASDAQ Capital Market under the ticker symbol “APWC”. We will apply to list the Common Shares issued in the rights offering for trading on the NASDAQ Capital Market. However, the subscription rights may not be sold or transferred except for being transferable by operation of law, and will not be tradable on the NASDAQ Capital Market or any other trading market.

How do I exercise my basic subscription right and over-subscription right?

If you are a record holder (meaning you hold our Common Shares in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the rights offering, you must deliver a properly completed and signed Subscription Rights Certificate, together with payment of the subscription price for both your basic subscription rights and any over-subscription rights you elect to exercise, to the subscription agent before 5:00 PM, Eastern Time, on                      , 2021.

If you are a record holder, in order to properly exercise your over-subscription right, you must: (1) indicate on your subscription rights certificate that you submit with respect to the exercise of the rights issued to you how many additional rights you are willing to exercise pursuant to your over-subscription right and (2) concurrently deliver the investment amount payment related to your over-subscription right at the time you make payment for your basic subscription right. All funds from over-subscription rights that are not honored will be promptly returned to shareholders, without interest or deduction.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

If you are a beneficial owner of our Common Shares and hold them through a broker, dealer, bank or other nominee (including a member of the DTC), rather than in your own name, and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Your nominee will instruct you as to the proper time and payment of the subscription price. See also “The Rights Offering” beginning on page 48 for more information on exercising your subscription rights.

What should I do if I want to participate in the rights offering but my Common Shares are held in the name of my broker, dealer, bank or other nominee and not in my name?

Beneficial owners of our Common Shares whose shares are held by a nominee, such as a broker, dealer, bank or trustee, rather than in their own name, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription rights certificate on behalf of the beneficial owner and arrange for proper payment by one of the methods described above. For further information see “Methods for Exercising Rights”.

How do I exercise my rights if I live outside the United States?

The subscription agent will hold the subscription rights certificate for shareholders having addresses outside the United States. To exercise subscription rights, foreign shareholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering—Foreign Shareholders.”

Am I required to subscribe in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise subscription rights at all.

What happens if I choose not to exercise my subscription rights?

You will retain your current number of Common Shares even if you do not exercise your basic subscription rights. However, if you do not exercise your basic subscription right in full, the percentage of our Common Shares that you own will decrease, and your voting and other rights will be diluted to the extent that other shareholders exercise their basic and over-subscription rights.

Will APWC be requiring a minimum dollar amount of subscriptions to consummate the rights offering?

No. There is no minimum subscription requirement to consummate the rights offering. However, subscription rights may only be exercised for whole numbers of Common Shares; no fractional Common Shares will be issued in the rights offering.

Is exercising my subscription rights risky?

Yes. The exercise of your subscription rights and over-subscription rights (and the resulting ownership of our Common Shares) involves a high degree of risk. Exercising your subscription rights means buying Common Shares and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading “Risk Factors” and all other information included in this prospectus before deciding to exercise your subscription rights.

After I exercise my subscription rights, can I change my mind and cancel my purchase?

No. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of either your basic or over-subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Common Shares at the proposed subscription price. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders for those unexercised rights.

Can we cancel, terminate or amend the rights offering?

Yes. We may decide to cancel or terminate the rights offering at any time and for any reason prior to the expiration date for the rights offering. If we cancel or terminate the rights offering, we will issue a press release notifying shareholders of the cancellation or termination, and any money received from subscribing shareholders will be promptly returned, without interest or deduction. We may amend or modify the terms of the rights offering, including the extension of the expiration date of the rights offering.

If the rights offering is not completed, will my investment amount payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, all investment amount payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your investment amount payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Will I be charged a sales commission or a fee if I exercise my subscription rights?

We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights and/or sell any underlying Common Shares through a broker, dealer, bank or other nominee, you will be responsible for any fees charged by your broker, dealer, bank or other nominee.

What are the U.S. federal income tax consequences of receiving or exercising my subscription rights?

A U.S. holder of Common Shares likely will not recognize any income, gain or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights. You should consult your own tax advisor as to the particular consequences to you of the rights offering. See “Material U.S. Federal Income Tax Considerations.”

What are the Bermuda income tax consequences of receiving or exercising my subscription rights?

A U.S. holder of Common Shares likely will not recognize any income, gain or loss for Bermuda tax purposes in connection with the receipt or exercise of subscription rights. You should consult your own tax advisor as to the particular consequences to you of the rights offering. See “Certain Bermuda Tax Considerations.”

How many Common Shares will be outstanding after the rights offering?

The number of outstanding Common Shares will depend on the level of participation in the rights offering and the final subscription price, which is based on the market price of Common Shares at and before the expiration date and will not be known until the expiration of the rights offering. Assuming full exercise of the subscription rights and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021), the number of Common Shares that will be issuable in the right offering would be 2,800,771, and the number of Common Shares outstanding immediately after the completion of the rights offering would be 16,631,540.

If I exercise my subscription rights, how will I receive Common Shares in the rights offering?

Our branch transfer agent, Computershare Trust Company, N.A., will credit your account for the number of Common Shares purchased in the rights offering on our shareholder register maintained by it promptly after issuance. Beneficial owners of our Common Shares whose shares are held by a nominee, such as a broker, dealer or bank, rather than in their own name, will have any Common Shares acquired in the rights offering credited to the account of such nominee at the same time.

When can I sell the Common Shares I receive upon exercise of the subscription rights?

If you exercise your subscription rights, you will be able to resell the Common Shares purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and investment amount payment to that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate, and investment amount payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, MA 02021

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, subscription rights certificate, and investment amount payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.

What should I do if I have other questions?

If you have any questions or need further information about the rights offering, please contact our information agent, Skyline Corporate Communications Group, LLC, at 1-888-316-7398 or apwc@skylineccg.com. For a more complete description of the rights offering, see “The Rights Offering.”

PROSPECTUS SUMMARY

This summary highlights selected information about us, the rights offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus, including the “Risk Factors” starting on page 16 of this prospectus, and the documents, including financial statements and related notes, and other information incorporated by reference into this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

Asia Pacific Wire & Cable Corporation Limited was incorporated on September 19, 1996 as a Bermuda exempted company limited by shares and incorporated under the Bermuda Companies Act 1981, as amended. The address of APWC’s principal office is Room B, 15th Floor, No. 77, Sec. 2, Dunhua South Road, Taipei, 106, Taiwan, and its telephone number is +886 2-2712-2558. The Company’s registered agent in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, is APWC’s agent for service of process in the United States.

APWC is a holding company incorporated in Bermuda with principal executive offices in Taiwan that operates our business through operating subsidiaries. Through our subsidiaries, our Company is principally engaged in the manufacture and distribution (in descending order of sales) of enameled wire, power cable, and telecommunications products in Thailand, Singapore, Australia, the People’s Republic of China (the “PRC”), Hong Kong and certain other markets in the Asia Pacific region. Our Company also engages in the distribution of certain wire and cable products manufactured by our controlling shareholder, PEWC, and third parties. Our Company also provides project engineering services in supply, delivery and installation of power cable. Our Company’s major customers include government organizations, electric contracting firms, electrical dealers, and wire and cable factories. In 2020, the Thailand market accounted for approximately 46% of sales, the Rest of World (“ROW”) market (which refers to Australia, Singapore and certain other markets in the Asia Pacific region) accounted for approximately 31% of sales, and the North Asia market (which refers to PRC and Hong Kong) accounted for approximately 23% of sales, as illustrated in the following chart:

APWC has no direct business operations other than its direct and indirect ownership of the capital stock of its subsidiaries and equity investee holdings. Although APWC has not paid a dividend to holders of our Common Shares since 2018, APWC’s ability to pay any dividends in the future, as well as to meet its other obligations and to fund operations, depends upon the amount of distributions, if any, received from its direct and indirect operating subsidiaries and other holdings and investments. APWC’s operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions to APWC, including as a result of restrictive covenants contained in loan agreements, restrictions on the conversion of local currency earnings into U.S. dollars or other hard currency and other regulatory restrictions applicable to the countries in which our subsidiaries are formed and conduct their business. For further discussion of the risks created by these restrictions and limitations, see “Risk Factors-Risks Related to our Financial Activities” and “Risk Factors-Risks Relating to the Regions in which We Operate.”

In Thailand, which is our business’ largest market, APWC has the following subsidiaries:

•	Charoong Thai Wire & Cable Public Co. Ltd. (“Charoong Thai”), a public company listed in Thailand that is majority owned by APWC.

•	Charoong Thai owns three principal subsidiaries in Thailand, namely Siam Pacific Electric Wire & Cable Co. Ltd., Double D Cable Co. Ltd., and Siam Fiber Optics Co. Ltd.

In North Asia, APWC has four principal subsidiaries:

•	Crown Century Holdings Ltd. (“Crown Century”), which is a registered Hong Kong company majority owned by APWC,

•	Shanghai Yayang Electric Co., Ltd. (“Shanghai Yayang”), a PRC company that is majority owned by Charoong Thai,

•	Pacific Electric Wire and Cable (Shenzhen) Co. Ltd. (“PEWSC”), a PRC company wholly owned by Crown Century, and

•	Ningbo Pacific Cable Co., Ltd. (“Ningbo”, collectively with PEWSC and Shanghai Yayang, the “PRC Subsidiaries”), a PRC company wholly owned by Crown Century.

In the Rest of World, APWC has three principal subsidiaries:

•	Sigma Cable Company Pte. Ltd. (“Sigma Cable”), a Singapore entity that is majority owned by APWC,

•	Epan Industries Pte. Ltd., a Singapore company that is wholly owned by Sigma Cable, and

•	Australia Pacific Electric Cable Pty. Ltd. (“APEC”), an Australian company majority owned by APWC through its ownership in Crown Century and Sigma Cable.

Regarding our Thailand operations, for the years ended December 31, 2020, 2019 and 2018, APWC received dividends in the amount of US$1.1 million, US$2.4 million and US$1.3 million (respectively, and in each case, after a 10% withholding tax) from Charoong Thai.

Regarding our North Asia operations, none of the PRC Subsidiaries paid any dividends for the years ending December 31, 2020, 2019 or 2018. On August 30, 2021, PEWSC paid a dividend of $921,601 (net of taxes withheld) to Crown Century.

Shanghai Yayang, which had previously produced enameled wires, ceased production at the end of October of 2019 and has been restructured as a trading company in Shanghai that supplies mainly transformer, motor and coil manufacturers in the eastern part of China. Ningbo is currently a dormant entity. The Company continues to indirectly own the equity of Ningbo, which still holds its government-granted business license. The Company has disposed of all of the buildings and most of the equipment and the land use rights for the property where Ningbo’s operations had been situated. The principal machinery utilized at the Ningbo facility has either been sold or stored at other operating facilities of the Company.

Regarding our Rest of World Operations, for the year ended December 31, 2018, APWC received dividends in the amount of US$0.7 million (no withholding tax) from APEC. APEC did not pay a dividend in 2019 or 2020. The majority of APEC’s dividends are received by APWC through our ownership interest in Crown Century. For the year ended December 31, 2018, APWC received dividends in the amount of US$1 million (no withholding tax) from Sigma Cable. Sigma Cable did not pay a dividend in 2019 or 2020.

The Company established a new entity, Asia Pacific New Energy Co. Ltd. (“APNEC”), a Taiwanese company, in Taipei City on October 26, 2018 for a new renewable energy business. APNEC seeks to develop an alternative energy business in Taiwan by availing itself of incentives provided by the Taiwan energy authority for the expansion of “green” energy alternatives. This project remains at a development-stage and APNEC has not generated any revenues to date.

Dividends received from our operating subsidiaries and equity investees may be subjected to withholding taxes. Under the current Singapore corporate tax system, dividends paid by a Singapore resident company are tax exempt, and are not subject to withholding taxes. In Australia, dividends paid to non-residents are exempt from dividend withholding taxes except when dividends are paid out of profit that is not taxed by Australian income tax. In Thailand, dividends paid by a company to any individual or corporate payee overseas are subject to a withholding tax of 10%. Under the Corporate Income Tax Law of the PRC, dividend distribution of profits to foreign investor(s) are subject to a withholding tax of 10%. There is no withholding tax on dividend distributions from a Hong Kong entity to either residents or non-residents. APWC uses its cash position to pay operating expenses and other obligations of the Company and fund operations. APWC has not paid a dividend to holders of our Common Shares since 2018.

The working capital and capital expenditure needs of our operating subsidiaries are primarily funded and met by their own operations and borrowings from banks. APWC does not fund the operations or capital expenditure needs of our subsidiaries on an ordinary course basis. However, our Board of Directors has authorized, and may in the future authorize, contributions from time to time to our subsidiaries to support their operations or capital expenditure plans on an as needed basis. There were no contributions from APWC to any of our subsidiaries for the years ended December 31, 2020, 2019, or 2018.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Information Incorporated by Reference.” Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our website at www.apwcc.com. No portion of our website is incorporated by reference into this prospectus.

Recent Developments

As previously disclosed, on July 10, 2020, APWC and PEWC entered into a secured loan agreement pursuant to which the Company borrowed the principal amount of $6 million from PEWC (the “Secured Loan”). On June 21, 2021, the Company repaid all of the outstanding obligations under the Secured Loan from cash on hand, and the loan agreement evidencing the Secured Loan has been terminated.

Under the terms of our Composite Services Agreement with PEWC, the Company pays a management fee to PEWC in connection with the secondment, or temporary assignment and relocation, of certain PEWC managers to the Company’s operating units. The assigned managers assist the Company in implementing the results of certain research and development conducted by PEWC and made available by PEWC to the Company under the terms of the Composite Services Agreement. The assigned managers also assist the Company in the procurement of raw materials, primarily copper, which is also provided for under the Composite Services Agreement. The amount of such annual management fee was approximately $133,000 in 2020. From January 1, 2021 through June 30, 2021, we paid $78,000 in management fees to PEWC.

In 2021, the Company anticipates its principal capital expenditures to include the purchase of new equipment to expand production capacity in China and Thailand, and the construction of new factory buildings in Thailand. These expected capital expenditures in 2021 are approximately $2.5 million, which may be adjusted depending on market conditions. The Company intends to pay for these expenditures with funds generated from its operations.

On March 12, 2021, the Board of Directors of Charoong Thai declared a cash dividend distribution to its shareholders in the amount of approximately $5.9 million, $3.0 million of which was distributed to the Company in respect of its majority shareholding. The dividend was paid on May 14, 2021.

The LME copper price rose sharply from $7,742 per ton on December 31, 2020 to $9,352 per ton on August 27, 2021, which we expect to materially and adversely affect the profitability of our business during the first half of 2021.

Our sales volume and numbers for the period from January 1, 2021 through August 27, 2021 are expected to show improvement over the same period in 2020, which was materially and adversely affected by COVID-19.

Other than the above events, the Company is not aware of any matter or circumstance that has significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company.

THE RIGHTS OFFERING

Rights Being Distributed	We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., New York City time, on , 2021, which we refer to as the record date.

Basic Subscription Right	Each subscription right entitles the holder to invest $0.60, which we refer to as the investment amount, towards the purchase of Common Shares at a price per share equal to the subscription price. The subscription price will be equal to 90% of the lower of (1) the volume weighted average price per Common Share on the Nasdaq Capital Market over the five consecutive trading days through and including the expiration date of the rights offering and (2) the closing price per Common Share on the Nasdaq Capital Market on the expiration date of the rights offering. We refer to this right as the basic subscription right. This pricing formula is intended to ensure that the subscription price is at least a 10% discount to the closing price per Common Share on the expiration date.

Over Subscription Right	If you elect to purchase all of the Common Shares available to you pursuant to your basic subscription right, you may also elect to subscribe for additional Common Shares that remain unsubscribed as a result of any other shareholders not exercising their basic subscription rights. In honoring over-subscription rights, we will allocate the available Common Shares proportionately by calculating the number of rights a subscriber properly exercised using its basic subscription rights, relative to the number of rights properly exercised using the basic subscription rights by all subscribers who have over-subscribed. We will allocate to you an equivalent proportion of the shares available for over-subscription. We will seek to honor your over-subscription in full, subject to the limitations set forth herein. The exercise of your over-subscription rights may be limited, however, if there are insufficient shares available, so you may be allocated fewer shares than you subscribed for using your over-subscription rights. If the proportionate allocation results in you being allocated a greater number of shares than you subscribed for, then we will allocate to you only that number of shares for which you subscribed. We will allocate the remaining shares, on the basis described above, among all holders exercising the over-subscription privilege whose over-subscription was not satisfied in the first allocation. This allocation process will be repeated until all over-subscriptions have been satisfied. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share. Payments in respect of over-subscription rights are due at the time payment is made for the basic subscription right. Any excess subscription price payments will be returned, without interest or deduction, promptly after the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on , 2021.

Expiration Date	5:00 p.m., Eastern Time, on , 2021, unless we decide to terminate the rights offering earlier or to extend this date. We refer to the date on which the rights offering will expire as the expiration date. We reserve the right to extend the expiration date one or more times without notice to you, but in no event will we extend the rights offering beyond , 2021. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders of those unexercised rights.

Use of Proceeds	Assuming full exercise of the subscription rights, the proceeds to us from the rights offering would be approximately $8.0 million, after deducting expenses related to the rights offering payable by us, estimated at approximately $250,000. The proceeds from the offering will be used for general working capital and corporate purposes. See “Use of Proceeds” for additional information.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or on any other stock exchange or market.

No Board Recommendation	Our Board makes no recommendation to you about whether you should exercise any subscription rights. You are urged to consult your own financial advisor in order to make an independent investment decision about whether to exercise your subscription rights. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	If you exercise any of your basic or over-subscription rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid.

No Fractional Shares	We will not issue fractional Common Shares. If the number of subscription rights you receive would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share, and any excess investment amount payment will be refunded to you promptly, without interest, following the expiration of the rights offering. With respect to Common Shares registered on our shareholder register maintained by our transfer agent, including those held in the name of DTC, such rounding will be made with respect to each record and beneficial shareholder.

Common Shares Outstanding	13,819,669 Common Shares are outstanding as of August 25, 2021.

Common Shares Issuable in the Rights Offering	The maximum number of Common Shares issuable in the rights offering will depend on the level of participation in the rights offering and the subscription price, which price is based on the market price of Common Shares at and before the expiration date and will not be known until the expiration of the rights offering. Assuming full exercise of the subscription rights and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021), the number of Common Shares that will be issuable in the right offering would be 2,800,771.

Taxation	For a discussion of material U.S. federal income tax and Bermuda tax considerations of the receipt and exercise of the rights and the ownership and disposition of new Common Shares, please refer to “Material U.S.

Federal Income Tax Considerations” and “Certain Bermuda Tax Considerations” in this prospectus.

Termination, Cancellation and Amendment	We may terminate or cancel the offering in our sole discretion at any time on or before the expiration date for any reason (including, without limitation, a change in the market price of our Common Shares). If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of subscription rights. Any termination or cancellation of the rights offering will be followed as promptly as practicable by an announcement. We may amend or modify the terms of the rights offering, and may extend the expiration date of the rights offering, without prior notice to you.

Procedure for Exercising Rights

To exercise your subscription rights, you must take the following steps:

•  If you hold an APWC stock certificate, you must deliver payment and a properly completed and signed subscription rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on                      , 2021. You may deliver the documents and payment by U.S. mail or courier service. If U.S. mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•  If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a subscription rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on                      , 2021.

Our Board makes no recommendation to you about whether you should exercise any subscription rights. You are urged to consult your own financial advisor in order to make an independent investment decision about whether to exercise your subscription rights. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Issuance of Common Shares	Computershare Trust Company, N.A. will issue electronic certificates representing Common Shares purchased in the rights to record holders registered on our shareholder register maintained by it promptly after such date. Beneficial owners of our Common Shares whose shares are held by a nominee will have any Common Shares acquired in the rights offering credited to the account of such nominee on such date.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Interests of PEWC in the Rights Offering	PEWC, which beneficially owned approximately 75.5% of our issued and outstanding Common Shares as of August 30, 2021, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.

Interests of our Executive Officers and Directors in the Rights Offering	Our executive officers and directors may participate in the rights offering at the same subscription price as all other shareholders, but none of our executive officers and directors is obligated to so participate.

Trading	Our Common Shares are listed on the NASDAQ Capital Market under the symbol “APWC”. The Common Shares issued in the rights offering will also be listed for trading on the NASDAQ Capital Market. The subscription rights will not be listed for trading on any trading exchange.

Subscription Agent	Computershare Trust Company, N.A. is the subscription agent for the rights offering.

Information Agent	Skyline Corporate Communications Group, LLC is the information agent for the rights offering. If you have any questions or need further information about the rights offering, please contact the information agent, Skyline Corporate Communications Group, LLC, at 1-888-316-7398 or apwc@skylineccg.com.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Rights Offering

The market price of our Common Shares may decline before or after the rights expire.

The market price of our Common Shares could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:

•	the announcement and completion of the rights offering, which will involve the issuance of additional Common Shares;

•	actual or anticipated fluctuations in our results of operations;

•	announcements by us or our competitors of significant business developments, changes in customer relationships, acquisitions, or expansion plans;

•	changes in the prices of our products and services;

•	changes in our cost structure due to factors beyond our control, such as price fluctuations of copper;

•	our sale of Common Shares or other securities in the future;

•	market conditions in our industry;

•	changes in key personnel;

•	changes in market valuation or earnings of our competitors;

•	the trading volume of, and liquidity in, the public float of our Common Shares;

•	the level of ownership of our largest shareholder, PEWC, which may increase as a result of the rights offering;

•	changes in the estimation of the future size and growth rate of our markets; and

•	general economic and market conditions.

We cannot assure you that the market price of our Common Shares will not decline after you elect to exercise your subscription rights. If that occurs, you may have irrevocably committed to buy Common Shares in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your Common Shares at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the Common Shares that you purchase in the rights offering. Common Shares purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.

The rights offering may cause the price of our Common Shares to decrease and you may be able to purchase our Common Shares on the open market at a price below the subscription price.

The announcement of the rights offering and the pricing formula for the subscription price could result in an immediate decrease in the market price of our Common Shares. This decrease may occur before the expiration of the rights offering or after consummation of the rights offering. If it occurs before the expiration of the rights offering, the pricing formula for the subscription is intended to ensure that you purchase Common Shares at a discount to the market price of our Common Shares at the expiration of the rights offering. However, the market price of our Common Shares could decline at announcement of the rights offering, but increase by the time of the expiration of the rights offering. In addition, although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. If a decrease in the market price occurs after consummation of the rights offering, your purchase of Common Shares in the rights offering may be at a price greater than the then-prevailing market price. Further, if a substantial number of subscription rights are exercised and the holders of our Common Shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Common Shares. Accordingly, you may be able to purchase our Common Shares on the open market at a price below the subscription price. On August 26, 2021, the closing price of our Common Shares as reported on the Nasdaq Capital Market was $3.46.

If you do not exercise your subscription rights in full in the rights offering, you will suffer significant dilution in your percentage ownership of the Company.

If you do not exercise any subscription rights in the rights offering, the number of Common Shares that you own will not change, but you will own a smaller proportional interest in APWC after completion of the rights offering (assuming other holders exercise some or all of their subscription rights). Our largest holder, PEWC, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. Although there is no guarantee or commitment that PEWC will ultimately decide to exercise any of its rights, if it does, you could suffer significant dilution if you do not exercise your subscription rights. In addition, if you do not exercise your subscription rights in full, your percentage ownership will be materially diluted after completion of the rights offering, assuming other holders exercise some or all of their subscription rights.

If shareholders other than our controlling shareholder fail to exercise their subscription rights in the rights offering, our controlling shareholder will significantly increase its ownership interest in the Company.

PEWC, which beneficially owned approximately 75.5% of our issued and outstanding Common Shares as of August 30, 2021, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. Depending on PEWC’s level of participation in the rights offering, PEWC’s participation could result in a significant increase in PEWC’s relative ownership in the Company. For example, using and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021), in the event that PEWC participates in the rights offering by fully exercising its basic subscription rights, but not its over-subscription rights, and no other shareholders exercise any of their subscription rights, PEWC would beneficially own approximately 78.7% of our Common Shares as of the closing of the rights offering. And if PEWC elects to fully exercise its over-subscription rights, using the same assumptions and estimates, PEWC would own approximately 79.6% of our Common Shares as of the closing of the rights offering. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any of its rights, including its basic subscription rights, or will not exercise its over-subscription rights or any portion thereof.

We reserve the right to amend, modify, cancel, terminate, or extend the rights offering at any time prior to the expiration of the subscription period. If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you, except to return your investment amount payment.

We reserve the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason and may adversely affect your subscription rights. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change (such as subscription price or the shares available to purchase pursuant to the basic right) to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the Securities and Exchange Commission. If we extend the expiration date in connection with any post-effective amendment, we will allow holders of subscription rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. We may, in our sole discretion, decide not to continue with the rights offering or amend or cancel the rights offering. If the rights offering is cancelled, all investment amount payments received by the subscription agent will be returned promptly, without interest or deduction. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your investment amount payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.

The subscription price determined for the rights offering may not be indicative of the fair value of our Common Shares.

The subscription price will be at a discount to the market price of our Common Shares at the close of trading on the expiration date of the rights offering. Given the limited trading volume in, and historical price volatility in the market price of, our Common Shares, both the market price and the subscription price may not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established criteria for fair value. The market price of common stock could decline after the rights offering, and you may not be able to sell Common Shares purchased in the rights offering at a price equal to or greater than the subscription price, or at all.

You may not revoke your exercise of subscription rights and could purchase Common Shares at prices that are above the market price after the expiration date.

Once you exercise your subscription rights, you may not revoke the exercise of those subscription rights. While the pricing formula for the subscription price is intended to ensure that you purchase Common Shares at a discount to the market price at the expiration of the rights offering, if you exercise your subscription rights and the market price of our Common Shares decreases below the subscription price thereafter, you may be unable to sell Common Shares that you purchase in the rights offering at a price equal to or greater than the subscription price you paid for such shares. Our Common Shares are traded on the NASDAQ Capital Market under the symbol “APWC,” and the closing price of our Common Shares on the NASDAQ Capital Market on August 26, 2021, was $3.46 per share.

If you do not act promptly and follow the subscription instructions, your exercise of rights may be rejected.

Stockholders who desire to purchase Common Shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or before 5:00 p.m., Eastern Time, the expiration date of the rights offering, unless extended. If you are a beneficial owner of Common Shares, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent at or before the expiration date of the rights offering. We will not be responsible if your broker, bank, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent at or before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

The subscription rights are non-transferable, and thus there will be no market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

We may use the proceeds of the rights offering in ways with which you may disagree.

We will have significant discretion in the use of the net proceeds of the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see the section entitled “Use of Proceeds.”

You may not receive all of the shares you subscribe for pursuant to the over-subscription right.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of shares through their over-subscription rights. Over-subscription rights will be allocated pro rata among rights holders who over-subscribed, based on the number of basic subscription shares to which they have subscribed. We cannot guarantee that you will receive any shares in respect of your over-subscription rights, should you exercise such rights. If the aggregate subscription price for the prorated number of shares allocated to you in connection with your over-subscription rights is less than your over-subscription investment amount, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. If the aggregate subscription price for the prorated number of shares allocated to you in connection with your over-subscription rights exceeds your over-subscription investment amount, then you will only acquire the number of whole shares, rounded down to the nearest whole number, that your over-subscription investment amount will purchase at the subscription price.

In administering the rights offering, we will be relying on statements, representations and other information provided to us by third parties.

In administering the exercising of rights and the pro rating of over-subscription rights in the rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer the rights offering in accordance with the terms and conditions described in this prospectus.

By participating in the rights offering and executing a subscription rights certificate, you are making binding and enforceable representations to the Company.

By signing the subscription rights certificate and exercising their rights, each shareholder agrees, solely with respect to such shareholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of subscription rights, and shares issued pursuant to an exercise of subscription rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Common Shares in the rights offering.

Any uncertified check used to pay for Common Shares to be issued in the rights offering must clear prior to expiration of the rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay the subscription price by uncertified check and your check has not cleared prior to expiration of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Common Shares you wished to purchase.

You will not be able to sell or transfer the Common Shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.

If you exercise your subscription rights, you will not be able to sell or transfer the Common Shares purchased by exercising your subscription rights until your account has been credited with those shares. Moreover, you will have no rights as a shareholder with respect to the shares purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Fluctuations in the market price of our Common Shares may occur between expiration of the rights offering and the time that shares are issued to you.

Because no minimum subscription is required and because we do not have formal commitments from our shareholders for the entire amount we seek to raise pursuant to the rights offering, we cannot assure you of the amount of proceeds that we will receive from the rights offering.

No minimum subscription is required for consummation of the rights offering. While PEWC, our controlling shareholder, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million, PEWC has not committed or agreed to do so, and there is no guarantee that PEWC will ultimately decide to exercise any of its rights, including its basic subscription rights and over-subscription rights, or any portion thereof. In addition, it is possible that no other subscription rights will be exercised in connection with the rights offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other shareholders do not, we may not raise the desired amount of capital in the rights offering, the market price of our Common Shares could be adversely impacted and we may find it necessary to pursue alternative means of financing our capital needs, which may be dilutive to your investment.

We may be treated as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares and warrants.

In general, we will be treated as a PFIC for any taxable year in which either:

•	at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income; or

•

at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) are attributable to assets that produce, or are held for the production of, passive income.

Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If APWC were determined to be a PFIC, U.S. Holders would be subject to additional U.S. federal income taxes on gain recognized with respect to the Common Shares and on certain distributions. In addition, an interest charge would apply to the portion of the U.S. federal income tax liability on such gains or distributions treated under the PFIC rules as having been deferred by the U.S. Holder. Moreover, dividends that a non-corporate U.S. Holder receives from APWC would not be eligible for the reduced U.S. federal income tax rates on dividends described above if APWC was a PFIC, either in the taxable year of the dividend or the preceding taxable year. If a U.S. Holder owned Common Shares in any taxable year in which APWC was a PFIC, such U.S. Holder generally would be required to file Internal Revenue Service (“IRS”) Form 8621 (or other form specified by the U.S. Department of the Treasury) on an annual basis. APWC will inform U.S. Holders if it believes that it will be classified as a PFIC in any taxable year.

Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering, the net proceeds we receive from the offering may be less than we intend.

We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering. We therefore cannot assure you that any of our shareholders will exercise all or any part of their subscription rights. We do not have arrangements under which any investment bank, financial advisor or other entity will be obligated to sell securities not purchased in the rights offering. If rights holders subscribe for fewer shares than anticipated, the net proceeds we receive from the rights offering could be significantly reduced. Regardless of whether the rights offering is fully subscribed.

We do not know how many shareholders will participate in the rights offering.

We have no other agreements or understandings with any persons or entities with respect to their exercise of subscription rights or their participation as an underwriter, broker or dealer in the rights offering. We therefore do not know how many other shareholders, if any, will participate in our rights offering. If the rights offering is not otherwise fully subscribed, we will not have the capital necessary to fund our contemplated uses of the net proceeds of the rights offering and might need to look to other sources of funding for these contemplated uses. There is no assurance that these alternative sources will be available and at what cost.

If we terminate the rights offering, neither we, nor the subscription agent will have any obligation to you except to promptly return your investment amount payments.

We may terminate the rights offering at any time. If we do, neither we, nor the subscription agent will have any obligation to you with respect to subscription rights that you have exercised, other than to promptly return, without interest or deduction, the investment amount payment you delivered to the subscription agent.

Risks Relating to Our Business

COVID-19 Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations.

The outbreak of the Coronavirus Disease 2019 (“COVID-19”), which has been declared by the World Health Organization to be a “public health emergency of international concern,” has spread across the globe and is impacting worldwide economic activity and financial markets. We are facing significant adverse risks related to the spread of COVID-19, and the recent developments surrounding the global pandemic have had, and are expected to continue to have, significant adverse effects on our business, financial condition, results of operations, and cash flows. As a result, COVID-19 could have a material and adverse effect on our business, financial condition, and results of operations.

Our manufacturing and production have been affected by the outbreak of COVID-19. COVID-19 has affected and disrupted our operations and the operations of our suppliers, customers, and other business partners, including as a result of travel restrictions, business shutdowns, and other COVID-19 containment measures. A slowdown in economic activity as a result of COVID-19 has also resulted in, and could continue to result in, a reduction in demand for our products.

Due to the measures instituted in China in response to COVID-19, our China production facilities had been operating below normal production levels in the first half of 2020. Although our production in China has recovered, there can be no assurance that it will not decrease again as a result of COVID-19.

The Singapore government implemented a partial lockdown, also known as a circuit breaker, from April 7, 2020 to June 1, 2020. During this circuit breaker period, we were permitted to continue to operate with reduced on site staff, and approximately half of the employees of our Singapore operation worked from home while the remaining employees continued to work on-site. Although the Singapore government eased some of the circuit breaker measures after June 1, 2020, the Singapore government implemented a Phase 2 (Heightened Alert) that reimplemented some measures from May 16, 2021 to June 13, 2021. We cannot predict whether the Singapore government will again institute measures requiring businesses to close or reduce on-site staff, or if it will institute other measures in response to COVID-19 that could have a material adverse effect on our business, financial condition or results of operations. COVID-19 has had, and is expected to continue to have, a negative impact on our business in Singapore. In addition, COVID-19 has delayed the fulfillment of contracts with our customers, causing negative impacts on our cash flow and liquidity. If we are not able to expand or extend lines of credit from banks, we may negotiate business terms with our suppliers to meet our liquidity needs in Singapore, which could cause an increase in financing costs.

The impact of COVID-19 is constantly changing. Our operations in Thailand and Australia could be materially and adversely affected as a result of lockdowns mandated in those areas, including the restrictions implemented in Thailand on July 12, 2021 and the regional lockdowns in Australia implemented in June and July of 2021. Although we are monitoring the situation, the extent to which COVID-19 impacts our business will depend on future developments, which are uncertain and unpredictable in nature.

We are facing increased operational challenges as we take measures to support and protect employee health and safety as a result of COVID-19. For example, in order to protect the employees from COVID-19, the Company has taken measures to protect its employees, including temperature checks before entering the workplace, mandatory mask-wearing, social distancing, and work from home. We have also implemented staggered work hours to lower the risk that our employees might get infected on public transportations if they commute during peak hours. In particular, our remote work arrangements, coupled with stay-at-home orders and quarantines, pose challenges to our employees and our IT systems, and the extension of remote work arrangements could increase operational risk, including cyber security and IT systems management risks, and impair our ability to manage our business. The increased operational challenges could have a material and adverse effect on our business, financial conditions, and results of operations.

COVID-19 has also adversely impacted the recoverability of certain of our assets and resulted in the recognition of impairment charges for the year ended December 31, 2020. COVID-19 is expected to continue to impact the recoverability of the Company’s assets and lead to further impairment charges in the future. In addition, although copper prices have increased after an initial decline in early 2020, continued disruptions due to COVID-19 could result in a decline in the price of copper, which has the effect of reducing the value of our inventory.

If COVID-19 continues to adversely affect our business operations and financial results, the probability of the occurrence of other risks described in these Risk Factors could also increase. Further, COVID-19 may materially and adversely affect our business, operations and financial results in manners that are not presently known to us or that we currently do not anticipate.

Changes in the price of copper could be detrimental to our profitability.

Copper is the principal raw material we use, accounting for a majority of the cost of sales. Our prevailing practice is to purchase copper at prices based on the average prevailing international spot market prices on the London Metal Exchange (the “LME”) for copper for the one month prior to purchase. The price of copper is affected by numerous factors beyond our control, including global economic and political conditions, supply and demand, inventory levels maintained by suppliers, actions of participants in the commodities markets and currency exchange rates. As with other costs of production, changes in the price of copper may affect the Company’s cost of sales. Whether this has a material impact on our operating margins and financial results depends primarily on the Company’s ability to adjust selling prices to its customers, such that increases and decreases in the price of copper are fully reflected in those selling prices and customers continue to place orders. Most of our sales of manufactured products reflect the cost of copper used to manufacture those products at the time the products are ordered. In the ordinary course of business we maintain inventories of raw materials and finished products reasonably necessary for the conduct of our business. These inventories typically reflect the cost of copper prevailing in the market at the time of purchase. A long-term decrease in the price of copper would require the Company to revalue its inventory at periodic intervals to the then net realizable value, which could be below cost. Copper prices have been subject to considerable volatility, and it is not always possible to manage our copper purchases and inventory so as to neutralize the impact of copper price volatility. In addition, an excessive increase in the price of copper could result in fewer orders from customers and negatively impact the Company. Accordingly, significant volatility in copper prices could have a material adverse effect on our business, financial condition and results of operations.

The markets in which we operate are highly competitive.

The wire and cable industry in the Asia Pacific region is highly competitive, and if we fail to successfully invest in and maintain product development, productivity improvements and customer service and support, sales of our products could be materially adversely affected. Our competitors include a large number of independent domestic and foreign suppliers. Certain competitors in each of our markets have substantially greater manufacturing, sales, research and financial resources than we do. We and other wire and cable producers compete primarily on the basis of product quality and performance, reliability of supply, customer service, and price. To the extent that one or more of our competitors are more successful with respect to the primary competitive factors, our business could be materially adversely affected. In addition, the Company’s business could be materially adversely impacted if low margin wire and cable manufacturers in China enter into the markets where we operate, like they have in Australia and Singapore. The Company’s business, financial condition and results of operations may also be materially adversely affected in the event it must compete with State-Owned Enterprises (“SOEs”), which are often subsidized by the government such that they are protected against the challenges of market forces confronting private enterprises. When SOE’s enter the market, it can become untenable for private enterprises in competition with SOEs to conduct profitable operations when the SOEs are being subsidized by the government and may operate in a loss position for an extended period. Certain of our products are made to common specifications and may be interchangeable with the products of certain of our competitors. Since customers could potentially substitute our products with those of our competitors, customer loyalty is an important pillar of our business’s competitive position.

In addition, in order to remain competitive in the industry, the Company must periodically make substantial investments in capital equipment to ensure that our production processes are and remain state-of-the-art. Capital expenditures are not always predictable, as they are often driven by customer requirements for enhanced products. We cannot guarantee we will have the available capital to make such capital expenditures when required, which could materially adversely affect our business, financial condition and results of operations.

Alternative transmission technologies, such as wireless telecommunications, could materially reduce sales of our telecommunications products.

Our telecommunications cable business is subject to competition from other transmission technologies, principally wireless-based technologies. Wireless telecommunications businesses have sometimes made substantial inroads in early emerging markets where sufficient funding may not then be available to install the infrastructure necessary for market-wide fixed line telecommunications. In addition, the ease of use of wireless telecommunications may make that medium an attractive alternative in circumstances where access to fixed line telecommunications is limited. These technologies present significant competition in the markets in which we conduct or plan to conduct business, and no assurance can be given that the future development and use of such alternative technologies will not materially adversely affect our business, financial condition and results of operations.

We operate in highly concentrated end markets.

Failure to properly execute customer projects in markets where a small number of customers are responsible for a large portion our sales could materially adversely impact our ability to obtain similar contracts from other customers in that market and may result in material financial penalties. In certain of our markets, sales of manufactured products are highly concentrated in large state-controlled entities or large private infrastructure developers. As those markets are often highly concentrated, the loss of individual customers in such markets could have a material adverse impact on our position in that market as a whole and could materially adversely affect our business, financial condition and results of operations.

PEWC may not perform its obligations under the Composite Services Agreement.

We engage in transactions in the ordinary course of business with our controlling shareholder, PEWC, including the purchase of certain raw materials and the distribution of PEWC’s products in various countries in the Asia Pacific region. We and PEWC have entered into a composite services agreement dated November 7, 1996, as amended and supplemented (the “Composite Services Agreement”), which contains provisions that define our relationship and the conduct of our respective businesses. The Composite Services Agreement is renewable at our option and is currently in force. Under the Composite Services Agreement, PEWC has agreed to supply APWC with copper and provides research and development for our products. Although PEWC has performed its obligations under the Composite Services Agreement to date, we are unable to ensure that PEWC will not in the future seek to limit, or be unable to perform in whole or in part, the business it conducts with the Company pursuant to the terms of the Composite Services Agreement. Given its controlling shareholder position, PEWC could in such instance seek to influence our response to any such events or occurrences. Any such limitation or inability to perform the Composite Services Agreement on PEWC’s part could have a material adverse effect on our business, financial condition and results of operations.

Our insurance coverage does not cover all of our business risks.

Our global operations are subject to many risks including errors and omissions, infrastructure disruptions such as large-scale outages or interruptions of service from utilities or telecommunications providers, supply chain interruptions, third-party liabilities and fires or natural disasters. The Company maintains insurance policies covering certain buildings, machinery and equipment against specified amounts of damage or loss caused by fire, flooding, other natural disasters and burglary and theft. The Company does not carry insurance for consequential loss arising from business interruptions or political disturbances and does not carry product liability insurance. In addition, the Company does not have business liability or disruption insurance for its operations in China. While our operating subsidiary Charoong Thai has flood insurance, our other operating subsidiary, Siam Pacific, does not. The Company does not have coverage for business interruption for its operations in Thailand. Consequently, the amount of our insurance coverage may not be adequate to cover all potential claims or liabilities, and we may be forced to bear substantial costs resulting from the lack of adequate insurance. No assurance can be given that we will not incur losses beyond the limits or outside the scope of coverage of our insurance policies. Accordingly, we may be subject to an uninsured or under-insured loss in such situations. Any failure to maintain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

A significant number of our ROW employees are members of employees’ unions.

A significant number of the employees of our ROW segment are members of employees’ unions.    Failure to successfully negotiate and/or renew collective agreements, strikes, or other labor disputes could result in a disruption of our operations. Any such labor dispute could lead to a disruption of our operations, hindering our ability to serve our customers, and could have a material adverse effect on the Company and could materially adversely affect our business, financial condition and results of operations.

Our business could be harmed if we fail to attract and retain qualified personnel.

If we fail to retain our key employees and attract qualified personnel, our business may be harmed. The loss of any of our executive officers or other key employees could have a material adverse effect on our business, financial condition and results of operations. The loss of executive officers or key employees could impair customer relationships and result in the loss of vital industry knowledge, expertise, and experience. There is also a risk of losing key employees to our competitors, which could pose a possible risk of the theft of trade secrets, with competitors then gaining valuable information about our manufacturing process. Increased costs associated with recruiting, motivating and retaining qualified personnel could have a negative impact on our profitability. The Company’s future success depends on its continued ability to attract and retain talented and qualified personnel.

Our operations are subject to environmental protection laws and regulations, which impose compliance costs and subject us to potential liabilities should we violate any of these laws and regulations.

We are subject to certain environmental protection laws and regulations governing our operations and the use, handling, disposal and remediation of hazardous substances used by us. We could incur environmental liability from our manufacturing activities in the event of a release or discharge by us of a hazardous substance. Under certain environmental laws, we could be held responsible for the remediation of any hazardous substance contamination at our facilities and at third party waste disposal sites and could also be held liable for any consequences arising out of human exposure to such substances or other environmental damage. There can be no assurance that the costs of complying with environmental, health and safety laws and requirements arising from our current operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, will not result in future liabilities incurred, or expenditures payable, by us that would materially adversely affect our business, financial condition and results of operations.

Information systems failure or cyber security breaches could have a material adverse effect on our business, financial condition, and results of operations.

APWC’s subsidiaries each have their respective information systems to support the operation of such subsidiary. While APWC’s operating subsidiaries vary in the degree of reliance that they place on their information systems, any failure or interruption of these systems could materially adversely affect the Company’s business, financial condition and results of operations. Among other things, financial data may be corrupted and financial information may not be accurately reported or presented in a timely manner, which could impair the Company’s ability to timely file periodic or annual reports with the SEC or timely disseminate material information to shareholders. Because there is no unified framework for administering information systems amongst APWC’s subsidiaries, our competitors with a unified framework for administering information systems across their subsidiaries may have a competitive advantage over us and may be able to more efficiently administer such systems and respond to incidents and minimize risk to their business.

Cyber security presents risks and threats to us because intense competition in the wire and cable sector renders the Company vulnerable to theft and copying of design specifications. While the Company relies upon its majority shareholder, PEWC, for much of its research and development, its products are designed precisely to meet customer specifications for the applications for which they are intended. Cyber security risks create the potential for a material adverse impact on the Company’s business, financial condition and result of operations due to, but not limited to, losing intellectual property, implementing reactive measures, managing litigation or investigations, addressing reputational harm, or losing a competitive advantage. To date, none of the cyber incidents identified have had a material adverse effect on our business. However, we do not have visibility into all unauthorized incursions and our systems may be experiencing ongoing incursions of which we are not aware. Mitigating these risks requires ongoing management oversight to ensure that sufficient controls and procedures are in place for appropriate persons to receive pertinent cyber security risk information to take appropriate action. We cannot offer any assurance that those controls and procedures will be sufficient to protect against cyber security risks and that our business, financial condition and results of operations will not be materially and adversely affected as a result of any such failure.

Increased reliance on information systems requires the implementation of information technology (“IT”) security measures to protect networks, computers, programs and data from attack, damage or unauthorized access and ensure the confidentiality, availability and integrity of Company data. The Company employs safeguards, both technological and contractual, in order to protect its proprietary interests and those of its customers and third-party licensors, including, without limitation, certain insurance against theft and risk of loss. However, we cannot guarantee that such safeguards will protect the Company from all types of IT and cyber security threats. If the Company’s IT and cyber security measures are compromised or otherwise fail to protect systems, networks and data, or if an event of force majeure occurs and the Company’s disaster recovery plan does not operating effectively, the Company’s business may be disrupted and stand to lose assets, reputation and business, and potentially face regulatory fines and litigation as well as the cost of remediation, which could materially adversely impact the Company’s business, financial condition and results of operations.

Our multinational operations and structure subject us to potentially adverse tax consequences.

We conduct our business through operating subsidiaries and report our taxable income in multiple jurisdictions based upon our business operations in those jurisdictions. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be contested or overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations.

Certain government agencies in jurisdictions where we do business have had an extended focus on issues related to the taxation of multinational companies. In addition, the Organization for Economic Co-operation and Development is conducting a project focused on base erosion and profit shifting in international structures, which seeks to establish certain international standards for taxing the worldwide income of multinational companies. As a result of these developments, the tax laws of certain countries in which we do business could change on a prospective or retroactive basis, and any such changes could increase our liabilities for taxes, interest and penalties, and therefore could harm our business, cash flows, results of operations and financial position.

In addition, the Economic Substance Act came into effect in Bermuda on January 1, 2019. This new law requires companies registered in Bermuda carrying on one or more “relevant activities” to maintain a substantial economic presence in Bermuda and to satisfy economic substance requirements. The list of “relevant activities” includes carrying on as a business any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. At present, it is unclear which additional measures, if any, we would be required to take in order to satisfy the relevant requirements in Bermuda. Any implementation of, or changes to, any such laws, regulations and treaties that impact us could materially adversely affect our business, financial condition or results of operations.

Risks Related to Our Financial Activities

Restrictive covenants and default provisions in our existing debt agreements may materially restrict our operations as well as adversely affect our liquidity, business, financial condition and results of operations.

If our business units do not generate sufficient cash flows from operations, we may be unable to make required payments on our debt, including on debt secured by our or our subsidiaries’ assets. Any such failure to make any such payment could have a material adverse effect on our liquidity, business, financial condition and results of operations. In addition our debt agreements contain restrictive covenants and default provisions. Covenants in the agreements governing our existing debt, and debt we may incur in the future, may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. In addition, any global economic deterioration may cause us to incur significant net losses or force us to assume considerable liabilities. We cannot assure you that we will be able to remain in compliance with our financial covenants, which, as a result, may lead to a default. This may thereby restrict our ability to access unutilized credit facilities or the global capital markets to meet our liquidity needs. Furthermore, a default under any agreement by APWC or APWC’s subsidiaries may trigger cross-defaults under our other agreements. In the event of default, we may not be able to cure the default or obtain a waiver on a timely basis. An event of default under any agreement timely governing our existing or future debt, if not cured or waived, could have a material adverse effect on our liquidity, business, financial condition and results of operations.

We face uncertainties relating to the phasing out of LIBOR.

In July 2017, the U.K. Financial Conduct Authority, which regulates the London interbank offered rate (LIBOR), announced that it intends to phase out LIBOR by the end of 2021. On November 30, 2020, the International Exchange (ICE) Benchmark Administration (the “IBA”), the administrator of LIBOR, announced its intention to cease publishing one-week and two-month LIBOR on December 31, 2021 and the remaining tenors (overnight, one-month, three-month, six-month and 12-month) on June 30, 2023. Discontinuation of LIBOR and uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the amounts of interest we pay under our debt arrangements and materially adversely affect our business, financial condition and results of operations.

Foreign exchange fluctuations could materially impact our financial performance and our financial condition.

Our principal operations and properties are located in the three regions that constitute our business segments, namely the North Asia, Thailand and Rest of World regions. Although our reporting currency is the U.S. dollar, the functional currency of our Thailand region, which accounted for 45.81% of sales in 2020, is the Thai Baht. The functional currencies of our ROW region, which accounted for 30.85% of sales in 2020, are the Australia dollar and the Singapore dollar.    The functional currencies for our North Asia operations, which, in total accounted for 23.34% of sales in 2020, are divided into two groups: (1) the PRC Subsidiaries, whose functional currency is the Renminbi, and (2) Crown Century, whose functional currency is the U.S. dollar. Accordingly, the functional currency accounts of these operations are all translated into U.S. dollars utilizing the reporting date exchange rate for balance sheet accounts, and an average exchange rate for the year for the income statement accounts, for reporting purposes. Any devaluation of the Baht, the Australian dollar, the Singapore dollar, or the Renminbi against the U.S. dollar would adversely affect our financial performance, as measured in U.S. dollars.

The Company conducts business in many foreign currencies and is subject to exchange rate risk on cash flows related to sales, expenses, financing and investment transactions. A substantial portion of our aggregate revenues is denominated in the following currencies: Renminbi, Baht, Australian dollars and Singapore dollars, while our purchases of raw materials and expenditures related to equipment upgrades are largely denominated in

U.S. dollars. Any devaluation of the Baht, the Australian dollar, the Singapore dollar or the Renminbi against foreign currencies (such as the U.S. Dollar) would increase the effective cost of transactions denominated in such other foreign currencies. This would have an adverse impact on our operations and cash flows. Likewise, an increase in U.S. dollar borrowing costs and any increase in the strength of the U.S. dollar in foreign exchange markets (which could also increase borrowing rates) could materially adversely affect our business in the markets where we have operating plants, such as Thailand, China, Singapore and Australia. Consequently, adverse movements in exchange rates could have a material adverse effect on our business, financial condition and results of operations.

In addition, a portion of our investment properties and financial instruments are denominated in currencies other than the U.S. dollar. Accordingly, our investment results will be subject to possible currency rate fluctuations as well as the volatility of overseas capital markets. Our results of operations may be materially impacted by those fluctuations and volatility.

Significant impairment changes could materially adversely impact our results of operations.

In prior years, we have on occasion recognized impairment charges on certain property, plant and equipment due to lack of profitability. An impairment charge may be incurred for various reasons including, but not limited to, strategic decisions made in response to changes in economic and competitive conditions, the impact of the economic environment on our business or a material adverse change in any material relationships with our clients. If we recognize significant impairment charges, our results of operations may be materially adversely affected.

Risks Relating to the Regions in which We Operate

We face risks relating to our operations in Thailand.

A substantial portion of our Thai operations consists of the manufacture of telecommunications and power cables and sales of those products for use in various construction and infrastructure projects in Thailand. The performance of the Company’s Thai operations is affected by the political and economic situation in Thailand. In recent years, the level of government involvement in infrastructure development has tended to track increases or contractions in Thailand’s gross domestic product and the Thai economy has been highly cyclical and volatile, depending for economic growth in substantial part on a number of government initiatives for economic expansion. Overall, the construction industry and infrastructure projects have slowed considerably, thereby affecting local sales, placing competitive pressure on prices and prompting the Company to rationalize Thai operations and actively seek overseas markets. Political tensions remain high in Thailand and political instability in Thailand tends to diminish governmental focus on infrastructure development projects, which can materially adversely impact the volume of sales to (and payment by) our customers who are engaged in large infrastructure projects and, consequently, materially adversely affect our business, financial condition and results of operations. In addition, our Thai operations could be materially adversely impacted if low margin wire and cable manufacturers from China, including SOEs, were to enter into the Thailand market.

Our auditor’s China affiliate, like other independent registered public accounting firm operating in China, is not permitted to be subject to inspection by Public Company Accounting Oversight Board, and consequently investors are deprived of the benefits of such inspection.

Our auditor, the independent registered public accounting firm that issued the audit report included with our most recent Annual Report on Form 20-F, as auditor of companies that are traded publicly in the United States and firm registered with the Public Company Accounting Oversight Board (United States), or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, which is based in Taiwan, is currently subject to inspection by the PCAOB every three years, without restriction. However, our auditor’s China affiliate is located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities.

In December 2020, the United States enacted the Holding Foreign Companies Accountable Act (the “HFCAA”). The HFCAA requires that the SEC identify issuers that retain an auditor that has a branch or office that is located in a foreign jurisdiction and that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. Amongst other things, the HFCAA also requires the SEC to prohibit the securities of any issuer from being traded on any of the U.S. national securities exchanges, such as Nasdaq, or on the U.S. “over-the-counter” markets, if the auditor of the issuer’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law became effective.

On April 5, 2021, the SEC’s interim final rule to implement the disclosure and submission requirements of the HFCAA was published in the U.S. Federal Register, along with the SEC’s request for public comment on the interim final rule. Regarding how the term “retain” should be interpreted for purposes of determining whether an issuer has retained an auditor that has a branch or office that is located in a foreign jurisdiction and that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction, the SEC noted in the interim final rule that the HFCAA does not define the term “retain”, and requested comment on how the term “retain” should be understood for purposes of the HFCAA.

The auditor of our PRC-based subsidiaries is located in the PRC and that auditor is an affiliate of APWC’s Taiwan-based auditor that signs APWC’s audit report. Given the current question as to how “retain” should be understood for purposes of the HFCAA, we cannot assure you that we will not be identified by the SEC as an issuer that has retained an auditor that has a branch or office that is located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction as a result of the fact that the auditor of our China affiliates is located in, and organized under the laws of, the PRC. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take remedial measures in response thereto. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCAA, so we cannot assure you that we will be able to maintain the listing of the Common Shares on Nasdaq or that you will be allowed to trade the Common Shares in the United States on the “over-the-counter” markets or otherwise. Should the Common Shares not be listed or tradeable in the United States, the value of the Common Shares could be materially affected.

This lack of PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in the Common Shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s China affiliate’s audit procedures or quality control procedures as compared to auditor outside of China that are subject to PCAOB inspections, which could cause investors and potential investors in the Common Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

The PRC legal system may limit the Company’s remedies which may impact our ability to enforce agreements in the PRC with third parties.

The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC central government has promulgated a comprehensive system of laws, rules and regulations governing economic matters. However, China has not developed a fully integrated legal system. Recently enacted laws and regulations may not sufficiently cover all aspects of economic activities and the interpretation and enforcement of these laws and regulations involves uncertainties and can be inconsistent and unpredictable. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, the remedies and the legal protection we enjoy may be limited in the event of any claims or disputes with third parties. In addition, any litigation in China may be protracted and could result in substantial costs and diversion of resources and management attention. In terms of enforcement, agreements which are governed by PRC laws may be more difficult to enforce by legal or arbitral proceedings in the PRC than in countries with more developed legal systems. Even if the agreements generally provide for arbitral proceedings for disputes arising out of the agreements to be in another jurisdiction, in practice it may be difficult for us to obtain effective enforcement in the PRC of an arbitral award obtained in that jurisdiction. Moreover, laws or regulations, particularly for local applications, may be varied and enacted without sufficient prior notice or announcement to the public on a timely basis. Consequently, we may not be aware of a violation of new or updated policies or rules until we are notified by the authority of the violation which may result in fine and/or being ordered to change or temporarily suspend the relevant production facilities. As the PRC legal system continues to evolve, we cannot predict if future developments in the PRC legal system could be detrimental to and have a material adverse effect on our business, financial condition, results of operations and the value of our Common Shares.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial conditions and results of operations.

Certain of our subsidiaries operate in the PRC, where the enforcement of laws, rules and regulations can change quickly with little advance notice. The PRC government may intervene or influence the operations of our PRC subsidiaries at any time, or may begin exert more control over offerings conducted overseas. Accordingly, our business, financial condition and results of operations may be affected to a significant degree by political, economic and social conditions in the PRC generally.

The Chinese economy differs from the economies of most developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC government has been pursuing economic reforms to transform its economy from a planned economy to a market economy for more than three decades, a substantial part of the PRC economy is still being operated under various controls by the government. By imposing industrial policies and other economic measures, such as control of foreign exchange, taxation and foreign investment, the PRC government exerts considerable direct and indirect influence on the development of the PRC economy. Furthermore, legislative and enforcement actions and trends by the PRC authorities are not always predictable and recent focuses include, among others, strengthening enforcement actions and levying significant fines under the Anti-Monopoly Law with respect to concentration of undertakings, monopoly agreements and abusive behavior by companies with market dominance, conducting investigations and cybersecurity review against critical information infrastructure operators which holds large volume of personal information of individuals and regulating the processing of “important data” within the territory of the PRC with the promulgation of the PRC Data Security Law and the Cybersecurity Law. The implications and applications of recent enforcement and legislative actions and guidance to us remain unclear at the moment, and as such we cannot assure you that we will not be affected, either directly or indirectly, by the changing government policies and enforcement trends.

In addition, pursuant to the Opinions on Lawfully and Severely Combating Illegal Securities Activities (the “Opinions”) issued by the Central Committee of the Chinese Communist Party and the State Council on July 6, 2021, among others, the PRC government seeks to further strengthen judicial cooperation in cross-border supervision and law enforcement on securities activities. Specifically, the government intends to strengthen the data/information security and confidentiality obligation of companies that are listed overseas and proposes to establish a system of extraterritorial application of laws in the capital market. As the Opinions only provide high-level guidance on future legislative and enforcement focus and trends, we cannot assess the direct implications of the Opinions on our business, financial position and prospects until the specific regulations and rules have been released by regulators. However, our China operation may be adversely impacted by a more regulated environment due to factors such as increased cost of compliance and adjustment of our strategy. The future regulations on overseas securities issuance by China-based organizations may have an adverse impact on our financial position, particular if we seek a spin-off of and foreign listing of our Chinese entities in the future.

Furthermore, as many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time, our business, financial position and prospects may be adversely impacted by such refining and adjustment process.

The State Administration for Market Regulation (“SAMR”), the anti-monopoly enforcement agency in the PRC, has in recent years strengthened enforcement under the Anti-Monopoly Law, including conducting investigations and levying significant fines with respect to concentration of undertakings, cartel activity, monopoly agreements and abusive behavior by companies with market dominance. While the business of APWC may not fall within the industries where recent active anti-monopoly enforcement efforts have been focused on, we cannot assure you that we will not be affected, either directly or indirectly, by the strengthened enforcements actions taken by the authority. In addition, in order to comply with existing and new anti-monopoly laws, regulations and guidance which are constantly evolving, we may need to devote additional resources and efforts, including adjusting investment strategy and business arrangements, which may adversely affect our business, growth prospects, and the value of our Common Shares.

China’s privacy and data security laws have been constantly evolving and recently, the PRC’s top legislator (i.e. the Standing Committee of the National People’s Congress) has released two pieces of key laws governing data: the Data Security Law (the “DSL”) and the Personal Information Protection Law (the “PIPL”). The DSL and PIPL, together with the Cybersecurity Law (the “CSL”), form the over-arching framework that governs data protection and cybersecurity in the PRC. The CSL has a focus on cybersecurity and the protection of the critical information infrastructure (“CII”). The DSL focuses on regulating “important data” and data processing activities that would have an impact on national security. The PIPL focuses on protecting personal information.

With respect to the DSL which regulates important data (which is not itself defined under the DSL but generally refers to the data that is important from the perspective of national security and public/social interest), the scope of “important data” needs to be further clarified both by central government and local/sector regulators in the subsequent catalogues to be issued pursuant to the DSL. Subject to this and related laws, there is a requirement for PRC entities to undertake a cybersecurity review before listing in a foreign capital market if such PRC entity processes the personal information of more than one million users. Whether the cybersecurity review requirement will also be triggered if the listing company’s subsidiary is a PRC entity (as is the case for APWC) is currently unknown. Based on the wording of the draft law, this does not appear to be the intent. However, to the extent that any data that APWC’s PRC subsidiaries may in the future collect and process data within the PRC that falls within the scope of “important data”, APWC will be subject to various statutory obligations, such as conducting national security review if the processing activity may affect national security and periodically carrying out requisite risk assessment. Compliance with these obligations and future rules that may be promulgated pursuant to the DSL would require us to incur additional costs and resources, including the updating of internal procedures and hiring of external consultants to conduct assessments, which will increase of APWC’s cost of production and adversely affect its profitability.

With respect to the recent investigations by the PRC Cybersecurity Review Office against multiple companies, such enforcement actions were carried out pursuant to the Cybersecurity Review Measures (“CRM”) and the CSL. The CSL and the CRM require CII operators to undergo a security review if the procurement of “network products and services” implicates China’s national security. “Network products and services” that may be subject to this review include “core network equipment, high-capability computers and servers, high-capacity data storage, large databases and applications, network security equipment, cloud computing services” and other network products or services that have an important impact on CII. CII is broadly defined under the CSL and the recently enacted “Critical Information Infrastructure Security Protection Regulations”. It generally refers to critical information infrastructure in important industries and sectors such as public communications, information services, energy, transportation, water resources, financial, public services and e-government. Based on a draft national guidance on CII identification released in 2016, industrial manufacturing (raw materials, equipment, consumer goods, electronics manufacturing) is listed as an industry and key business that may have critical information infrastructure. Currently, there is no official guidance released by the PRC government on how CII may be identified. The recent enforcement trends in the cybersecurity area have generally targeted large internet and technology companies that process huge amount of personal data. Neither APWC nor its subsidiaries have been implicated by such investigations or enforcement actions. However, any changes in the interpretation of enforcement of such laws and regulations could implicate APWC’s operations in the PRC. To the extent APWC’s subsidiaries in the PRC are subject to cybersecurity review requirements under the CRM and or other applicable regulations, APWC may be unable to comply fully with the applicable requirements, and the cost of compliance may adversely affect its business and financial position. Thus, any such change in government policy could have a material adverse effect on our business, financial conditions, results of operations and the value of our Common Shares.

Uncertainties with respect to the interpretation and implementation of the PRC Foreign Investment Law and Implementation Regulations may affect the Company’s Corporate Governance.

On January 1, 2020, the PRC Foreign Investment Law (the “Foreign Investment Law”) and the Regulations for Implementation of the Foreign Investment Law (the “Implementation Regulations”), came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules. Since the Foreign Investment Law and the Implementation Regulations are relatively new, uncertainties still exist in relation to its interpretation and implementation. The Foreign Investment Law and the Implementation Regulations may affect our relevant corporate governance practices and increase our compliance costs. For instance, the Foreign Investment Law and the Implementation Regulations require that foreign-invested enterprises established before the Foreign Investment Law became effective have 5 years to complete the necessary adjustments to their organization form, governance structure and other required matters to comply with the PRC Company Law, the Partnership Enterprise Law and other laws. The PRC Company Law significantly differs from the Sino-foreign Equity Joint Venture Enterprise Law and the Sino-foreign Cooperative Joint Venture Enterprise Law. These differences include, but are not limited to, an enterprise’s highest authority, minimum number of directors, quorum, term of directors, voting mechanisms, profit distributions and equity transfer restrictions. According to the Implementation Regulations, the provisions regarding equity interest transfer and distribution of profits or remaining assets may remain the same as previously provided in the contracts among the joint venture parties of a foreign-invested enterprise. Uncertainties still exist with respect to the specific adjustments foreign-invested enterprises must make. The local branch of the State Administration for Market Regulation of the PRC (the “SAMR”) may, at its discretion, require our PRC subsidiaries to make necessary adjustments to their articles of association and other filing documents to comply with the PRC Company Law and the Partnership Enterprise Law, as applicable.

In addition, the Foreign Investment Law and the Implementation Regulations impose information reporting requirements on foreign investors and foreign-invested enterprises. Any foreign investors or foreign-invested enterprises found to be non-compliant with these reporting obligations may be subject to fines or administrative liabilities.

The Foreign Investment Law does not address intercompany loans or the registration of profits of foreign-invested enterprises. The wire & cable industry is not within the sector where foreign investment is prohibited or restricted pursuant to the Special Administrative Measures on Access to Foreign Investment (Negative List Edition 2020). Accordingly, APWC’s PRC business is unlikely to be directly affected by the rules and enforcements actions targeting variable interest entity (“VIE”) structures, even if APWC proposes a spin-off of its PRC entities and an offshore listing. However, it is not known whether these matters will be addressed by additional laws or regulations promulgated pursuant to the Foreign Investment Law. The Foreign Investment Law and the Implementation Regulations could be interpreted and implemented in a manner that could have a material adverse effect on the Company’s business, financial condition and results of operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially adversely affect our ability to fund and expand our business.

We conduct substantial business operations in China. We may make loans or capital contributions to our PRC subsidiaries. Loans or capital contributions by APWC or any of our offshore subsidiaries to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC law, may be subject to PRC regulations and/or foreign exchange loan registrations. Such loans to any of our PRC subsidiaries to finance their activities generally cannot exceed statutory limits and must be filed with the State Administration of Foreign Exchange (the “SAFE”). We may also decide to finance our PRC subsidiaries by means of capital contributions, in which case the PRC subsidiary is required to register the details of the capital contribution with the relevant governmental authorities in China.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions by the Company to our PRC subsidiaries and conversion of such loans or capital contributions into RMB. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially adversely affect our ability to fund and expand our business, and could materially adversely affect or business, financial condition and results of operations.

The PRC government’s control of currency conversion and expatriation of funds may affect our liquidity.

The PRC government imposes controls on the convertibility of the currency of China (the “RMB”) into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Our PRC subsidiaries represent the majority of the sales in our North Asia segment, which segment constituted approximately 23% of our sales in 2020. Substantially all revenues of our subsidiaries organized under the laws of the PRC, are denominated in RMB. Shortages in the availability of foreign currency in the PRC may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or to make other payments to us, or otherwise to satisfy their foreign currency-denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade-related payments, can be made in foreign currencies without prior approval from China’s State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements, including, among others, submission of relevant documentary evidence of such transactions to designated foreign exchange banks in the PRC for processing of relevant payments. We are required to present relevant documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks in the PRC. However, for any PRC company, dividends can be declared and paid only out of the retained earnings of that company under PRC law and may be subject to taxation. As a result, our PRC subsidiaries may be restricted in their ability to transfer cash outside of the PRC whether in the form of dividends, loans, and advances. Although we have not received, or sought to receive, distributions from any of our PRC subsidiaries over the past three years, these restrictions and requirements could reduce the amount of distributions that we may be able to receive from our PRC subsidiaries, which could in turn restrict our ability to fund our operations, generate income, pay dividends, and service our indebtedness.

Furthermore, approval from SAFE or its local branch is required where RMB are to be converted into foreign currencies and remitted out of the PRC for payments of capital account items, such as the repayment of loans denominated in foreign currencies. Without a prior approval from SAFE or its local branch, cash generated from the operations of our PRC subsidiaries may not be used to repay debt in a currency other than the RMB owed by such subsidiaries to entities outside the PRC, or make other payments of capital account items outside the PRC in a currency other than the RMB. The PRC government may also at its discretion, restrict access in the future to foreign currencies for current account transactions. In the current regime of stringent regulation of outflow of capital, RMB outflow may face the same level of scrutiny by the PRC government as the outflow of foreign currencies.

Additionally, because repatriation of funds of our PRC subsidiaries requires the prior approval of SAFE and/or its authorized bank and/or compliance with certain procedural requirements, such repatriation could be delayed, restricted, or limited. There can be no assurance that the rules and regulations pursuant to which SAFE grants or denies such approval or stipulates the procedural requirements will not change in a way that adversely affects the ability of our PRC subsidiaries to expatriate funds out of the PRC, thereby negatively affecting our liquidity, our results of operations and the value of our Common Shares.

Political or social instability, including tensions between PRC and Taiwan, may materially adversely affect the Company’s business, financial condition, and results of operations.

Political or social instability in China could also materially adversely affect our business operations or financial condition. Lack of political or social certainty exposes our operations to increased risk of adverse or unpredictable actions by PRC government officials. For example, APWC’s principal office is located in Taipei, Taiwan, and any escalation in political tensions between the PRC and the government of Taiwan could materially adversely impact our ability to manage our operations in the PRC efficiently or without third party interference. The PRC government has long advocated a one-China policy with regard to the Republic of China. Any overtly aggressive actions by the PRC towards Taiwan could have a materially destabilizing impact on Taiwan generally, and on our business in particular, and could materially and adversely affect our business, financial condition and results of operations.

PRC State-Owned Enterprises (“SOEs”) have competitive advantages and our business and operations may be materially and adversely affected in the event we must compete with such SOEs.

Much of the PRC’s manufacturing output is still conducted through SOEs, which are often subsidized by the government such that they are protected against the challenges of market forces confronting private enterprises. As a consequence, it can become untenable for private enterprises in competition with SOEs to conduct profitable operations when the SOEs are being subsidized by the government and may operate in a loss position for an extended period. The Company’s business, financial condition and results of operations may be materially adversely affected in the event it must compete with such SOEs.

Risks Related to the Common Shares and APWC

The Common Shares may be delisted from Nasdaq, which could affect their market price and liquidity.

The Common Shares are currently listed on Nasdaq under the symbol “APWC” on the Capital Market tier. In order for the Common Shares to remain the listed on the Nasdaq Capital Market tier, we must continue to meet certain minimum financial and other requirements including, without limitation, maintaining a closing bid price for the Common Shares of at least $1.00 per share. Nasdaq’s rules provide for the delisting of the Common Shares if the closing bid price for the Common Shares falls below $1.00 per share for 30 consecutive business days and we are unable to regain compliance with the applicable requirements in the time permitted by Nasdaq.

In addition to Nasdaq’s enumerated criteria for continued listing on the Capital Market tier, Nasdaq also has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of the Common Shares, or suspend or delist securities even though the securities met all enumerated criteria for continued listing on Nasdaq. We cannot assure you that Nasdaq will not exercise such discretionary authority.

In accordance with the provisions of the Exchange Control Act 1972, as amended, and related regulations of Bermuda, the permission of the Bermuda Monetary Authority (the “BMA”) is required for all issuances and transfers of shares (which includes the Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the Company (which include the Common Shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq). In granting the general permission the BMA accepts no responsibility for APWC’s financial soundness or the correctness of any of the statements made or opinions expressed herein. Consequently, if the Common Shares are delisted from Nasdaq, it will be necessary to obtain the prior permission of the BMA to transfer such Common Shares to any transferee, subject to any applicable general permissions issued by the BMA.

There can be no assurance that the Common Shares will remain listed on Nasdaq on any tier. Any delisting of the Common Shares could materially adversely affect their market price and liquidity. If the Common Shares are delisted, APWC expects its Common Shares would be quoted on an over-the-counter market. If this were to occur, APWC’s shareholders could face significant material adverse consequences, including the need to receive permission from the BMA to transfer the Common Shares, limited availability of market quotations for the Common Shares and reduced liquidity for the trading of the Common Shares. In addition, APWC could experience a decreased ability to issue additional securities and obtain additional financing in the future.

As a foreign private issuer, there is less publicly available information concerning the Company than there would be if APWC was a U.S. public company.

APWC is a “foreign private issuer”, as defined in the SEC’s rules and regulations and, consequently, APWC is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, APWC is exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, APWC’s senior management and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of APWC’s securities. Moreover, APWC is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies, and is not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Accordingly, there is less publicly available information concerning the Company than there would be if APWC was a U.S. public company.

Future sales of APWC’s securities may cause the prevailing market price of the Common Shares to decrease.

There may be future sales or other dilution of APWC’s equity, which could materially adversely affect the market price of the Common Shares. APWC may, from time to time, issue equity securities, including Common Shares or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of issuances of any such equity securities or any such securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares, or as a result of the perception that such issuances could occur.

The market for the Common Shares may not be liquid, which could cause volatility and adversely affect our prevailing market price.

Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors, compared to less active and less liquid markets. Thinly-traded equity securities can be more volatile than equity securities for which there is significant trading volume. In addition, APWC’s share price may be volatile and could be subject to fluctuations in response to various factors, most of which are beyond our control. Liquidity of a securities market is often a function of the volume of the underlying shares that are publicly held by unrelated parties. Approximately 75.5% of APWC’s issued and outstanding Common Shares are directly or beneficially owned by PEWC, a Taiwanese company, which Common Shares are subject to restrictions on trading. In addition, although the Common Shares are currently traded on the Nasdaq Capital Market tier, the trading and demand for the Common Shares has been limited. As a consequence, shareholders may find that the value of their Common Shares and/or their ability to sell their Common Shares quickly or in substantial amounts may be materially adversely affected by the limited public trading market. In the future, the Common Shares may experience significant price fluctuations which could materially adversely affect the value of your ownership interest in APWC.

Our Common Shares have a limited public float and are subject to price volatility, which could adversely affect our prevailing market price.

Given PEWC’s sizable ownership of our outstanding Common Shares, we have a limited public float, which adversely affects trading volumes and liquidity in our Common Shares. We have experienced significant share price and volume fluctuations and could be subject to continuing fluctuations in the future. The trading price of our Common Shares may fluctuate widely due to various factors, including the level of purchases or sales in our Common Shares relative to total volume of trading in our Common Shares, actual or anticipated actions by PEWC, our controlling shareholder, including purchases or sales of our Common Shares by PEWC, actual or anticipated changes in our financial conditions and operating results, changes in our capital structure or liquidity including issuance of additional debt or equity to the public, changes in our dividend policy, news regarding our products or geographic markets, and broad market and industry fluctuations. This volatility in our share price, and limited trading volume in our Common Shares, could adversely affect our business and financing opportunities.

Being the subject of an activist investor campaign could cause us to incur substantial costs, divert management’s attention and resources, and have an adverse effect on our business.

We have been in the past, and may continue to be, subject to proposals by activist investors urging us to take certain actions. Responding to activist campaigns is generally costly and time-consuming, as we may need to retain the services of legal, financial and communications advisors to assist the Company in responding to the activist investor’s concerns, he costs of which could negatively impact our future financial results. A campaign could also divert our Board’s and management’s attention away from our business and operations, which could adversely impact our business. In addition, perceived uncertainties as to our future direction, strategy or leadership arising from an activist campaign could cause our stock price to experience periods of enhanced volatility or harm our ability to raise capital.

APWC may not be able to resume paying a dividend and any dividends paid in the future could be reduced or eliminated, which could adversely affect our prevailing market price.

APWC did not pay dividends in 2019 or in 2020. There are a number of factors that can affect APWC’s ability to pay dividends and there is no guarantee that APWC will pay dividends in any given year or pay any specific amount of dividends. APWC may not be able, or may choose not to reinstate its dividend program and pay future dividends, and if reinstated any future dividend could again be eliminated or reduced. The declaration, amount and payment of future dividends are at the discretion of APWC’s board of directors (the “Board of Directors”) and will be dependent on the Company’s future operating results and the cash requirements of the Company’s business. In addition, APWC will not pay dividends in the event it is not allowed to do so under Bermuda law. Furthermore, since APWC is a holding company, nearly all of the assets shown on its consolidated balance sheet are held by its subsidiaries. Accordingly, APWC’s cash flow and its ability to pay dividends are dependent upon distributions from its subsidiaries. The reduction, suspension or elimination of dividends may negatively affect the market price of our Common Shares.

Our holding company structure and potential restrictions on the payment of dividends could materially adversely affect our market price.

APWC is a holding company with no direct business operations other than its ownership of the capital stock of its subsidiaries and equity investees. APWC’s principal assets are the equity interests it directly or indirectly holds in its operating subsidiaries. As a holding company, APWC’s ability to pay dividends and meet its other obligations depends upon the amount of distributions, if any, received from its operating subsidiaries and other holdings and investments. APWC’s operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions to APWC, including, but not limited to, as a result of restrictive covenants contained in loan agreements, restrictions on the conversion of local currency earnings into U.S. dollars or other currency, and other regulatory restrictions. For example, PRC legal restrictions permit payments of dividends by our business entities in the PRC only out of their retained earnings, if any, determined in accordance with relevant PRC accounting standards and regulations. Under PRC law, such entities are also required to set aside a portion of their net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends. The foregoing restrictions may also affect APWC’s ability to fund operations of one subsidiary with dividends and other payments received from another subsidiary. Distributions may also be limited from time to time by reason of restrictions protective of the rights of minority shareholders of APWC’s subsidiaries and by reason of the current cash requirements of APWC’s operating subsidiaries. Such restrictions on payments involving entities organized in PRC could adversely affect our liquidity, our business results and thus, the price of our Common Shares.

APWC is incorporated in Bermuda, and investors may face limited recourse and enforceability against the Company and its directors and officers as compared to corporations incorporated in the U.S.

APWC is incorporated in and organized pursuant to the laws of Bermuda with its principal office located in Taiwan. All of APWC’s directors and officers reside outside the United States and the Company’s material assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize judgements against them in courts of the United States predicated upon civil liabilities under the United States federal securities laws. Even if investors are successful in realizing judgments against such persons in courts of the United States, the laws of Taiwan may render such investors unable to enforce the judgment against the Company’s assets or the assets of APWC’s officers and directors. Also, investors may have difficulty in bringing an original action based upon the United States federal securities law against such persons in the Taiwan courts. Additionally, there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws. As a result, shareholders may encounter more difficulties in enforcing their rights and protecting their interests in the face of actions taken by management, the Board of Directors or controlling shareholders than they would if APWC was organized under the laws of the United States or one of the states therein, or if the Company had material assets located within the United States, or some of the directors and officers resided within the United States.

Control of the Company rests with its majority shareholder, PEWC, and the Company relies on Nasdaq’s controlled company and foreign private issuer exemptions, all of which could materially and adversely affect our corporate governance.

The Common Shares are currently traded on Nasdaq. However, as APWC has a more than fifty percent (50%) shareholder, APWC is a “controlled company” within the meaning of Nasdaq’s corporate governance standards. A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” within the meaning of Nasdaq’s rules and may elect not to comply with certain corporate governance requirements of Nasdaq, including:

•	the requirement that a majority of our board of directors consist of independent directors;

•

the requirement that we have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We utilize all of the exemptions listed above. As a result, we do not have a majority of independent directors. Although our compensation committee currently consists entirely of independent directors, we have non-voting members who are not independent, and have elected not to follow that requirement. In addition, we do not have a nominating and corporate governance committee, and as such have elected not to follow that requirement. As a result, our board of directors has more directors who do not meet Nasdaq’s independence standards than they would if those standards were to apply, and our committee structure and composition does not satisfy the Nasdaq corporate governance requirements applicable to companies that are not controlled companies. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

At present, a majority of the board of directors of APWC is affiliated with PEWC. APWC also relies on Nasdaq’s allowance for foreign private issuers to follow home country practices in lieu of the requirement that listed companies have regularly scheduled meetings at which only independent directors are present (“executive sessions”). The independent directors of APWC meet periodically in executive session in their capacity as members of APWC’s Audit Committee of APWC’s Board of Directors without other directors present, but on occasion meet with APWC’s independent auditors present in such executive session, and on occasion meet with members of management present in order to understand more fully management’s analysis of the Company’s financial performance and compliance with relevant corporate governance requirements.

As APWC’s majority shareholder, PEWC has sufficient votes to control the outcome of any matter presented for a shareholder vote, including the election of each member of APWC’s Board of Directors. PEWC may vote its shares in APWC in the manner that it sees fit. In addition, subject to applicable securities laws, PEWC may sell, convey or encumber all or a portion of its ownership interest in APWC without regard to the best interests of APWC’s other shareholders except to the extent that it is prohibited from engaging in conduct oppressive to non-controlling interests under applicable law. The interests of PEWC may conflict with our interests or the interests of our other shareholders. As a result, PEWC may take actions with respect to us or our business that may not be in our or our other shareholders’ best interest.

Financial or corporate governance issues at PEWC may affect PEWC’s attention to and actions with respect to APWC, including with respect to its performance of its obligations under, or increase uncertainty regarding its ability to perform its obligations under, the Composite Services Agreement between PEWC and the Company.

Potential conflict of certain officers and directors could adversely affect our corporate governance.

APWC has three independent directors. The other six members of APWC’s Board of Directors are also directors or officers of, or otherwise affiliated with, PEWC, APWC’s majority shareholder. Certain of the Company’s officers are also affiliated with PEWC. In each case, they may be subject to potential conflicts of interest. In addition, certain of the Company’s officers and directors who are also officers and/or directors of PEWC may be subject to conflicts of interest in connection with, for example, pursuing corporate opportunities in which the Company and PEWC or one of its affiliates have competing interests, and in the performance by the Company and PEWC of their respective obligations under existing agreements, including the Composite Services Agreement. In addition, some of these persons devote time to the business and affairs of PEWC and its affiliates, which could reduce the amount of time available for overseeing or managing the Company’s business and affairs.

General Risk Factors

Any failure to achieve and maintain effective internal controls could have a material adverse effect on our reputation, business, financial conditions, and results of operations and the market price of the Common Shares.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to prevent fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. As a result, even effective internal controls are able to provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure in our internal control could result in a material adverse effect on our business and a decline of investor confidence in the reliability of our financial statements, which could materially adversely affect the market price of the Common Shares.

International trade policies may negatively impact our business, results of operations and financial condition.

Government policies on international trade and investment such as import quotas, tariffs, and capital controls, whether adopted by individual governments or addressed by regional trade blocs, can affect the demand for our products and services and those of our customers and impact the competitive position of our products or services or those of our customers. For example, the business of our customers in China may be adversely impacted by the continuing trade friction between the United States and China. We cannot predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, and our suppliers, which in turn could materially adversely impact our business, financial condition and results of operations.

Our international business operations subject us to certain risks which may materially and adversely affect our business and operations.

We are subject to risks specific to our international business operations, including: the risk of supply disruption; production disruption or other disruption arising from events of force majeure, such as severe weather and climatic events; the outbreak of highly infectious or communicable diseases such as COVID-19, Severe Acute Respiratory Syndrome, swine influenza or pandemics of a similar nature; the risk of potential conflict and further instability in the relationship between Taiwan and the PRC; risks related to national and international political instability, such as disruptions to business activities and investment arising out of political unrest and turmoil in Thailand; risks related to global economic turbulence and adverse economic developments in Asian markets; risks associated with possible interest rate increases, which could result in increases in the cost of borrowing and reduced liquidity for us and our customers; risks related to changes in governmental or private sector policies and priorities with respect to infrastructure investment and development; unpredictable consequences on the economic conditions in the U.S. and the rest of the world arising from terrorist attacks, and other military or security operations; unexpected changes in regulatory requirements or legal uncertainties regarding tax regimes; tariffs and other trade barriers, including current and future import and export restrictions; difficulties in staffing and managing international operations in countries such as Australia, Singapore, the PRC, Thailand and Taiwan; risks that changes in foreign currency exchange rates will make our products comparatively more expensive; limited ability to enforce agreements and other rights in foreign countries;

changes in labor conditions; longer payment cycles and greater difficulty in collecting accounts receivable; burdens and costs of compliance with a variety of foreign laws; limitation on imports or exports and the possible expropriation of private enterprises; and reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current beliefs or expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe”, “may”, “should”, “likely”, “seeks” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

Such statements are not promises or guarantees and are subject to a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include our ability to maintain and develop market share for our products; the impact of the COVID-19 pandemic on our business, operations, demands for our products, results, financial position and liquidity; the extreme volatility in the demand and pricing of commodities, including copper, our principal raw material, and their individual or collective impact on demand for our products and services; the introduction of competing products or technologies; the volatility of share prices on major securities exchanges throughout the world, our inability to successfully identify, consummate and integrate acquisitions; our potential exposure to liability claims; the uncertainty and volatility of the markets in which we operate; changes in laws or regulations applicable to the Company in the markets in which we conduct business; the availability and price of copper, our principal raw material; our ability to negotiate extensions of labor agreements on acceptable terms and to successfully deal with any labor disputes; our ability to service and meet all requirements under our debt, and to maintain adequate credit facilities and credit lines; in certain markets, our ability to compete effectively with state-owned enterprises (“SOEs”), which may receive governmental subsidies to enhance results or receive preferred vendor status in state controlled projects; our ability to make payments of interest and principal under our existing and future indebtedness; our ability to increase manufacturing capacity and productivity; the fact that we have operations outside the United States that may be materially and adversely affected by acts of terrorism, war and political and social unrest,, or major hostilities; exposure to political and economic developments; COVID-19 and government implemented lockdowns, circuit breakers, and other mandates that may adversely affect our business and operations; crises, instability, terrorism, civil strife, expropriation and other risks of doing business in foreign markets; economic consequences arising from natural disasters and other similar catastrophes, such as floods, earthquakes, hurricanes and tsunamis; the fact that APWC is a holding company that depends for income upon distributions from operating subsidiaries, most of which are not wholly-owned and for which there may be restrictions on the timing and amount of distributions; price competition and other competitive pressures; the impact of climate change on our business and operations and on our customers; tax inefficiencies associated with our cross-border operations, including without limitation, limitations on our ability to utilize net losses within our group of companies for income tax purposes; fluctuations in currency, exchange and interest rates, operating results and the impact of technological changes and other factors that are discussed in this report and in our other filings made with the Securities and Exchange Commission (the “SEC”). Statements about the effects of the COVID-19 pandemic on the firm’s business results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

In particular, these statements include, among other things, statements relating to:

•	our business strategy;

•	our prospects for future revenues and profits in the markets in which we operate;

•	the impact of political, legal or regulatory changes or developments in the markets in which we do business;

•	our dependence upon the level of business activity and investment by our customers for the generation of our sales revenue;

•	our reliance on our majority shareholder for research and development relating to our product lines;

•

the fact that APWC’s Common Shares are traded on a national exchange in the United States and the relative liquidity or lack thereof, based upon the historical trading volume of our publicly-traded Common Shares and the small size of our public float;

•	our dependence on a limited number of suppliers for our raw materials and our vulnerability to fluctuations in the cost of our raw materials; and

•	the liquidity generally of our property and assets.

We undertake no obligation to update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any additional disclosures we make in our filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties under the “Risk Factors” section of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed there could also adversely affect us.

USE OF PROCEEDS

Although we cannot determine what the actual net proceeds from the sale of the Common Shares in the rights offering will be until the rights offering is completed, assuming all subscription rights are exercised, we estimate that the aggregate net proceeds from the rights offering will be approximately $8.0 million, after deducting estimated fees and expenses of approximately $250,000.

The net proceeds from the rights offering will be used for general working capital and corporate purposes, including to fund increased working capital requirements associated with the global increase in copper prices and impacts of COVID-19 on our business and customers. Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from this use. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of the rights offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from the rights offering for other purposes. You will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020 on

•	an actual basis; and

•	on an as adjusted basis, to give effect to:

•

the issuance of 2,800,771 Common Shares in the rights offering, assuming full exercise of the subscription rights and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021),

•	aggregate net proceeds of $8.0 million, after deducting our payment of estimated offering expenses, assuming full exercise of the subscription rights, and

•	the application of the net proceeds as described under the heading “Use of Proceeds”.

The information in the following table should be read in conjunction with our financial statements and related notes, which are incorporated by reference into this prospectus.

	As of December 31, 2020
	Actual	As Adjusted
	US$’000	US$’000
Current:
Cash and cash equivalents	$52,237	$60,279	(1)

Current:
Bank Loans	$10,131	$10,131
Short term loan from related party	6,000 (1)	6,000	(1)

Subtotal	$16,131	$16,131
Non-current:
Bank loans	$3,650	$3,650
Subtotal	$3,650	$3,650

Total interest-bearing loans and borrowings	$19,781	$19,781

Equity:
Issued capital, $0.01 par value	138	166
Additional paid-in capital	110,416	118,430
Treasury shares	(38)	(38)
Retained earnings	52,832	52,832
Other components of equity	(5,488)	(5,488)

Total shareholders’ equity	$157,860	$165,902

Total capitalization	$177,641	$185,683

(1)

As of December 31, 2020, $6.0 million was outstanding under a secured loan agreement with PEWC, as lender. On June 21, 2021, the Company repaid all of the outstanding obligations under this secured loan agreement from cash on hand, and this secured loan agreement was terminated.

DIVIDEND POLICY

Under our Bye-Laws, our Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests. With the sanction of a shareholders resolution, our Board may determine that any dividend may be paid by distribution of specific assets, including paid-up shares or debentures of any other company. Our Board may also pay any fixed cash dividend which is payable on any of the Common Shares half-yearly or on other dates, whenever the Company’s position, in the opinion of our Board, justifies such payment.

While our Board approved a dividend policy in 2016 with the stated goal of paying annual cash dividends of at least 25% of the company’s net post-tax audited consolidated profits attributable to shareholders, our Board determined not to pay a dividend in either 2019 and 2020, taking into account the Company’s funding needs and business performance. Our Board has not made any decision with regards to whether any dividend will be paid in 2021.

As a holding company, our ability to pay dividends, as well as to meet our other obligations, depends upon the amount of distributions, if any, received from our operating subsidiaries and other holdings and investments. Our operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions to the Company. Those restrictions may also affect our ability to fund operations of one subsidiary with dividends and other payments received from another subsidiary.

In addition, the ability of our operating subsidiaries to make distributions to the Company will depend upon a number of factors, including operating results, capital requirements, expansion plans, business prospects, obligations in respect of non-recurring items, debt covenants and other factors that may arise from time to time. There can be no guarantee that we will pay any dividends in the future.

DILUTION

Purchasers of our Common Shares in the rights offering will experience an immediate dilution of the net tangible book value per Common Share. Our net tangible book value as of December 31, 2020 was approximately $234.7 million, or $16.98 per Common Share (based upon 13,819,669 of our Common Shares outstanding as of such date). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of our Common Shares outstanding. Dilution per share equals the difference between the (1) net tangible book value per share immediately prior to the rights offering and (2) the net tangible book value per share immediately following the rights offering.

Our pro forma net tangible book value as of December 31, 2020 would have been approximately $242.7 million, or $14.60 per share, based on the following assumptions:

•

the issuance of 2,800,771 Common Shares in the rights offering, assuming full exercise of the subscription rights and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021),

•	aggregate net proceeds of $8.0 million in the rights offering, after deducting payment of estimated offering expenses and assuming full exercise of the subscription rights, and

•	the application of the net proceeds as described under the heading “Use of Proceeds”.

This represents an immediate dilution in pro forma net tangible book value to existing shareholders of $2.38 per Common Share and an immediate increase to purchasers in the rights offering of $11.64 per Common Share.

The following table illustrates this per share dilution based on the assumptions listed above:

Subscription price per share	$2.96
Net tangible book value per Common Share prior to the rights offering	$16.98
Dilution per Common Share attributable to the rights offering	$2.38
Pro forma net tangible book value per share after the rights offering	$14.88
Increase in net tangible book value per share to purchasers	$11.64

MAJOR SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Shares as of August 25, 2021 by (1) all persons who are known to the Company to own beneficially more than five percent of the outstanding Common Shares and (2) the officers and directors of the Company as a group. The information set forth in the following table is derived from public filings made by holders and information obtained from directors and officers. The voting rights attaching to the Common Shares below are the same as those attaching to all other Common Shares.

Identity of Person or Group	Number of Shares	Percent of Class(2)
Pacific Electric Wire & Cable Co., Ltd.(1)	10,430,769	75.478%
Directors and Executive Officers (Senior Management Members) of APWC(3)	97,834	0.708%

(1)

As of August 30, 2021, PEWC owned 1,410,739 shares directly and owned its remaining shares indirectly, as a result of PEWC’s control of its direct, wholly-owned subsidiary, Moon View Ventures Limited, a BVI company, which beneficially owned 7,661,235 Common Shares, and as a result of PEWC’s control of its indirect, wholly-owned subsidiary, Pacific Holdings Group, a Nevada corporation, which beneficially owned 1,358,795 Common Shares.

(2)	The percentages shown are based on 13,819,669 Common Shares issued and outstanding as of August 25, 2021.

(3)	Each director and officer beneficially owns less than one percent of the outstanding Common Shares.

THE RIGHTS OFFERING

Reasons for the Rights Offering; Determination of the Offering Price

In authorizing the rights offering, our Board carefully evaluated our need for liquidity, financial flexibility and additional capital. our Board also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use for general working capital and corporate purposes, which may include funding for property, plant, and equipment and general working capital purposes. See “Use of Proceeds.” Although we believe that the rights offering will strengthen our financial condition and our Board has determined that the rights offering is fair to, and in the best interests of, the Company and its shareholders, our Board is making no recommendation regarding your exercise of the subscription rights.

In determining the desirability and structure of the rights offering, our Board considered a number of factors in evaluating the rights offering, including, among other things: the price at which our shareholders might be willing to participate in the rights offering; the size of the public float in our Common Shares; the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis; the potential that not all of our public shareholders will participate in the rights offering and the potential dilution that those non-participating shareholders may experience; historical and current market prices for, limited liquidity in, and high volatility in the market price of, our Common Shares; the pricing formula for our subscription price; the potential for a sizable issuance of additional Common Shares in the rights offering depending on the subscription price and level of participation; general conditions in the securities markets; current business and capital-raising opportunities and alternatives; the likely cost of capital from other sources; the amount of proceeds desired; the current sizable discount in the market price of our Common Shares relative to book value; and the intent of PEWC, our controlling shareholder, to exercise its subscription rights and the possibility that it may not do so or may do so in an amount that is different that their stated intention. In conjunction with its review of these factors, our Board reviewed, with the assistance of management, our strategic plan, including our past and present financial performance and financial condition, our business plan and the outlook for our industry and the markets and geographies that we serve.

After consideration of these and other factors, our Board determined that the rights offering is fair to, and in the best interests of, the Company and its shareholders and approved the rights offering and transactions contemplated thereby. As part of its determination, our Board took into account the pricing formula to be used to determine the subscription price for our Common Shares in the rights offering, which is intended to ensure that the subscription price is at least a 10% discount to the closing price per Common Share on the expiration date, as well as the goal of raising a fixed amount of proceeds in the rights offering (assuming full subscription), notwithstanding the floating subscription price.

The pricing formula for the subscription price is intended to ensure that the subscription price is at least a 10% discount to the closing price per Common Share on the expiration date. Accordingly, the subscription price is not related to our book value, net worth, or any other established criteria of value other than market price, and may or may not be considered the fair value of our Common Shares to be offered in the rights offering. You should not consider the subscription price, once determined, as an indication of value of APWC or our Common Shares. You should not assume or expect that, after the rights offering, our Common Shares will trade at or above the subscription price in any given time period. The market price of our Common Shares may decline after the rights offering, and you may not be able to sell Common Shares purchased in the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our Common Shares before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

The Rights

We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one subscription right for each

Common Share that you own as of 5:00 p.m., New York City time, on                      , 2021, which we refer to as the record date. Assuming full exercise of the subscription rights, the net proceeds to us from the rights offering would be approximately $8.0 million, after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $250,000. There is no minimum subscription amount required for consummation of the rights offering.

Each subscription right carries with it a basic subscription right and an over-subscription right. Each basic subscription right entitles the holder to invest $0.60, which we refer to as the investment amount, towards the purchase of Common Shares at a price per share equal to the subscription price. Shareholders who elect to exercise their basic subscription right in full will be entitled to subscribe for additional Common Shares at the subscription price under their respective over-subscription rights, to the extent that any other shareholders do not exercise their basic subscription rights in full. If there is not a sufficient number of our Common Shares to fully satisfy the over-subscription right requests, the available Common Shares will be sold pro rata to rights holders who exercised their over-subscription right based on the number of shares each shareholder exercising its over-subscription rights owned on the record date.

The subscription rights are not transferable (except by operation of law), and will not be tradable on any trading market.

Your subscription rights may only be exercised for whole numbers of Common Shares; no fractional Common Shares will be issued in the rights offering. See below “No Fractional Shares.”

The subscription rights will be evidenced by subscription rights certificates that will be sent to shareholders as of the record date.

You may be subject to certain regulatory requirements if, as a result of the exercise of your subscription rights, you reach certain holding thresholds of beneficial ownership of our Common Shares. For example, if your exercise of subscription rights results in you beneficially owning more than 5% of our Common Shares, you may be required to file a Schedule 13D or Schedule 13G with the Securities and Exchange Commission.

Subscription Price

The subscription price is the price per share at which you will acquire Common Shares in the rights offering, assuming you exercise subscription rights. The subscription price will be equal to 90% of the lower of (1) the volume weighted average price per Common Share on the Nasdaq Capital Market over the five consecutive trading days through and including the expiration date of the rights offering and (2) the closing price per Common Share on the Nasdaq Capital Market on the expiration date of the rights offering. Accordingly, the subscription price will not be determinable until the expiration of the rights offering. This pricing formula is intended to ensure that the subscription price is at least a 10% discount to the closing price per Common Share on the expiration date.

Number of Common Shares Underlying Subscription Rights

The number of Common Shares that are issuable under the subscription rights will depend on the subscription price, which will not be determinable until the expiration of the rights offering. To determine the number of Common Shares you would be issued in respect of your basic subscription rights, the total investment amount you invest pursuant to the exercise of your basic subscription rights will be divided by the subscription price. By way of example, if you hold 1,000 subscription rights, and you exercise your basic subscription rights in full, you will have invested $600 towards the purchase of Common Shares. If the subscription price were $2.96 per share (which would be the subscription price if the rights offering had expired on August 26, 2021), you will acquire 202 additional Common Shares pursuant to the exercise of your basic subscription rights.

Expiration of the Rights Offering and Extensions

The subscription period, during which you may exercise your subscription rights, commences on                      , 2021 at                              , and expires at 5:00 p.m., Eastern Time, on                      , 2021, unless we decide to terminate the rights offering earlier or to extend this date. We refer to the date on which the rights offering will expire as the expiration date. We reserve the right to extend the expiration date one or more times without notice to you, but in no event will we extend the rights offering beyond                      , 2021. If you do not properly exercise your subscription rights before that time on the expiration date, your subscription rights will expire and will no longer be exercisable. We will not be required to issue Common Shares to you if the Subscription Agent receives your subscription rights certificate or your investment amount payment (in good, cleared funds) after that time, regardless of when the subscription rights certificate and investment amount payment were sent.

If you are a beneficial owner of our Common Shares and/or hold them through a broker, dealer, bank or other nominee (including a member of DTC), rather than in your own name, and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Your nominee will instruct you as to exercising your basic and over-subscription rights and as to the proper time and form of payment of the subscription price. See “Methods for Exercising Rights” for the deadlines and other details regarding exercising subscription rights.

Any rights not exercised at or before the applicable time will have no value and expire without any payment to the holders of those unexercised rights. We will not be obligated to honor your exercise of subscription rights if we or the subscription agent receives the documents or payment relating to your exercise after the rights offering expires, regardless of when you transmitted the documents or payment.

After the expiration of the rights offering, we will issue a press release announcing the results of the offering.

As noted above, we may extend the expiration of the rights offering for a period not to exceed 30 days by giving written notice to the subscription agent before the expiration of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend the offering if we decide to give investors more time to exercise their subscription rights in the rights offering.

Revocation, Termination and Amendment of the Rights Offering

No Revocation

Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of either your basic or over-subscription rights, even if we extend the expiration date of the rights offering. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Common Shares in the rights offering.

Termination; Cancellation

We may cancel or terminate the rights offering in our sole discretion at any time prior to 5:00 p.m. New York City time on the expiration date, for any reason (including, without limitation, a change in the market price of our Common Shares). If the offering is terminated, all rights will expire and we will promptly arrange for the refund, without interest or deduction, of any funds received from holders of subscription rights. Any cancellation or termination of the rights offering will be followed as promptly as practicable by an announcement.

Amendments

Our Board also reserves the right to amend the terms of the rights offering, including the extension of the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the pricing formula for the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

Basic Subscription Rights and Over-Subscription Rights

Each subscription right entitles you to a basic subscription right and an over-subscription right.

Basic Subscription Right

You will receive one subscription right for each Common Share you owned at 5:00 p.m. Eastern Time on the record date. The basic subscription right entitles you to invest $0.60 per right, which we refer to as the investment amount, towards the purchase of Common Shares at a price per share equal to the subscription price. You are not required to exercise all of your basic subscription rights unless you wish to purchase shares under your over-subscription right. We will issue to the holders of record who validly exercise their rights under the basic subscription right and make payment of the investment amount for such exercised basic subscription rights in full, the Common Shares purchased with their basic subscription right in book entry, or uncertificated, form, or, if you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with such Common Shares, in each case promptly following the expiration of the rights offering (and after the subscription price has been determined and all pro rata allocations and adjustments have been completed with respect to the over-subscription).

Over-Subscription Right

In addition to your basic subscription right, you may subscribe for additional Common Shares, upon delivery of the required documents and payment of the additional investment amount that you specify for your over-subscription right, before the expiration of the rights offering. You may only exercise your over-subscription right if you exercised your basic subscription right in full, including payment of the total investment amount therefor, and other holders of rights do not exercise their basic subscription rights in full. Each holder exercising its over-subscription right will need to specify, and pay, the additional investment amount that such holder specifies in the required documents. This is the maximum additional investment amount that a holder exercising its over-subscription rights will invest pursuant to its exercise of over-subscription rights. We will issue to the holders of record who validly exercise their rights under the basic subscription rights and over-subscription rights and make payment of the investment amount for such exercised subscription rights in full, the Common Shares purchased with their over-subscription right in book entry, or uncertificated, form, or, if you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with such Common Shares, in each case promptly following the expiration of the rights offering (and after the subscription price has been determined and all pro rata allocations and adjustments have been completed with respect to the over-subscription).

Pro Rata Allocation

If there are not enough Common Shares to satisfy all subscriptions made under the over-subscription right, we will allocate the remaining Common Shares pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of our Common Shares each of those record holders owned on the record date, relative to the number of shares owned on the record date by all record holders exercising their over-subscription rights. In the event that the additional investment amount specified by a record holders exercising its over-subscription rights is less than the aggregate subscription price for the Common Shares allocated to that holder, such holder will only acquire the maximum number of whole Common Shares that such holder can purchase with its specified additional investment amount, and the remaining Common Shares will be allocated pro rata, after eliminating all fractional shares, among those over-subscribing rights holders with sufficient specified additional investment amounts to purchase such shares.

Full Exercise of Basic Subscription Right

You may exercise your over-subscription right only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted subscription rights for Common Shares that you own individually and Common Shares that you own collectively with your spouse. If you wish to exercise your over-subscription right with respect to the subscription rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription rights owned collectively with your spouse to exercise your individual over-subscription rights.

When you complete the portion of your subscription rights certificate to exercise your over-subscription rights, you will be representing and certifying that you have fully exercised your basic subscription rights as to Common Shares that you hold in that capacity. You must exercise your over-subscription rights at the same time you exercise your basic subscription rights in full. In exercising the over-subscription rights, you must pay the full additional investment amount that you specify in your required documents for the over-subscription rights.

Return of Excess Payment

If you exercised your over-subscription right and receive fewer shares than your specified investment amount would otherwise purchase at the subscription price due to the allocation formula, the prohibition against issuing fractional shares and/or the subscription in full of all basic subscription rights, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, promptly after the expiration of the rights offering.

No Fractional Shares

Subscription rights may only be exercised for whole numbers of Common Shares; no fractional Common Shares will be issued in the rights offering. We will not issue fractional Common Shares. Any fractional Common Shares created by the exercise of the rights will be rounded down to the nearest whole share. With respect to Common Shares registered on our shareholder register maintained by our transfer agent, including those held in the name of DTC, such rounding will be made with respect to each record and beneficial shareholder. Any excess subscription funds will be returned to you by mail, without interest or deduction, promptly after completion of the rights offering.

Accordingly, if you are entitled to receive a fraction of a Common Share in the rights offering, we will round down to the nearest whole number.

Methods for Exercising Rights

Rights are evidenced by subscription rights certificates that will be sent to record date shareholders registered on our shareholder register maintained at Computershare Trust Company, N.A. or, if a record date shareholder’s Common Shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights of record date shareholders registered on our shareholder register maintained at the subscription agent may be exercised by record holders or such depositories or nominees by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the subscription agent, together with payment in full (including for over-subscription rights) for the Common Shares in the aggregate investment amount (including for basic subscription rights and, if applicable, for over-subscription rights) by the expiration date of the rights offering. Completed subscription rights certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date, at the offices of the subscription agent at the address set forth in “Method of Payment” below.

Shareholders whose Common Shares are held as of the record date by a nominee, such as a broker, dealer, bank or other nominee rather than in their own name, must contact that nominee to exercise their rights sufficiently in advance of the expiration date of the rights offering in order to ensure timely delivery of a subscription rights certificate reflecting their exercise. In that case, the nominee will complete the subscription rights certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment of Subscription Price” below.

If you are a record holder of our Common Shares on the record date, you may exercise your subscription rights by delivering the following to the subscription agent, at or before 5:00 p.m., Eastern Time, on the expiration date:

•	your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

•	your full payment of the investment amount for all subscription rights being exercised by you, including for basic subscription rights and, if applicable, over-subscription rights.

If you are a beneficial owner of our Common Shares whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your subscription rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on the expiration date.

Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full investment amount payment at or before 5:00 p.m., Eastern Time, on the expiration date.

To properly exercise your over-subscription rights, you must deliver the investment amount payment related to your over-subscription rights before the rights offering expires. Because we will not know the total number of unsubscribed shares before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription rights, you will need to deliver payment in an amount equal to the maximum investment amount payment that you wish to invest.

Method of Payment

Computershare Trust Company, N.A. will act as the subscription agent in connection with the rights offering with respect to holders of our Common Shares for the benefit of brokers, dealers, banks and other nominees. Completed subscription rights certificates of such holders must be sent together with full payment of the total investment amount for all subscription rights exercised by such holders (including for basic subscription rights and, if applicable, for over-subscription rights) to the subscription agent by one of the methods described below:

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, MA 02021

The subscription agent will accept payment only by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the subscription agent. Payments by certified bank check, cashier’s check or money order will not be accepted.

Do not send subscription rights certificates or payments directly to us. Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents. We will accept only properly completed and duly executed subscription rights certificates actually received at the address listed above, at or prior to 5:00 p.m., New York City time, on the expiration date. See “Payment of Investment Amount” below.

If you are a beneficial owner of our Common Shares and/or hold them through a broker, dealer, bank or other nominee (including a participant of DTC), rather than in your own name and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration date of the rights offering in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Your nominee will instruct you as to the proper time and form of payment of the subscription price.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	any personal check clears; or

•	the subscription agent receives a wire transfer of immediately available funds.

Payments by certified bank check, cashier’s check or money order will not be accepted.

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from holders of rights until we issue to you your Common Shares, or return your overpayment, if any.

Payment of Investment Amount

Record Holders registered on our shareholder register maintained by the subscription agent

If you are a holder of our Common Shares that is registered on our shareholder register maintained at Computershare Trust Company, N.A., you may send the subscription rights certificate together with payment for the total investment amount for the exercised subscription rights. To be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the subscription agent at the subscription agent’s office set forth above (see “Method of Payment”), at or prior to 5:00 p.m., New York City time, on the expiration date.

The subscription agent will deposit all funds received on or prior to the expiration date into a segregated account pending pro-ration and distribution of the Common Shares.

The method of delivery of subscription rights certificates and payment of the total investment amount to the subscription agent will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of wire transfer. Payments by certified bank check, cashier’s check or money order will not be accepted.

Whichever of the methods described above is used, issuance of the Common Shares is subject to collection of checks, receipt of wire transfers and confirmation of actual payment.

If a participating rights holder who subscribes for shares as part of the basic subscription right or the over-subscription right does not make payment of any or all amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the Common Shares to other participating rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of Common Shares which could be acquired by such participating rights holder upon exercise of the basic subscription right and any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for Common Shares.

Calculation of Rights Exercised

If you do not indicate the number of rights being exercised, or if you do not forward full payment of the total investment amount for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of basic subscription rights that may be exercised with the aggregate investment amount payment you delivered to the subscription agent. Unless you have specified that you desire to exercise your over-subscription rights, any payment in excess of that required to exercise your basic subscription rights will be refunded. If you do specify your desire to exercise your over-subscription rights, any payment in excess of that required to exercise your basic subscription rights will be applied toward your over-subscription rights. If we do not apply your full subscription price payment to your purchase of our Common Shares, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, after all pro rata allocations and adjustments have been completed promptly after the expiration of the rights offering.

Your Funds Will Be Held by the Subscription Agent Until Our Common Shares are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until we issue your Common Shares upon completion of the rights offering, and after all pro rata allocations and adjustments have been completed and upon payment of the subscription price for such shares.

Notice to Brokers and Nominees

If you are a broker, a trustee, or a depositary for securities who holds our Common Shares for the account of others on the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold our Common Shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that was provided to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of our Common Shares or will receive your subscription rights through a broker, bank, or other nominee, we will ask your broker, bank, or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, bank, or other nominee act for you. If you hold certificates of our Common Shares directly and would prefer to have your broker, bank, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, bank, or other nominee the form entitled “Beneficial Holder Election Form.” You should receive this form from your broker, bank, or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your broker, bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, bank, or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate

You should read and follow the instructions accompanying the rights certificate carefully.

You are responsible for the method of delivery of your subscription rights certificates with your total investment amount payment to the subscription agent. If you send your subscription rights(s) certificates and investment amount payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. You must pay, or arrange for payment, by means of a personal check of immediately available funds, or by wire transfer. Any other form of payment will not be accepted.

Material U.S. Federal Income Tax Consequences to U.S. Persons

It is intended that the receipt and exercise of the subscription rights distributed in this Rights Offering should be nontaxable to U.S. holders of Common Shares. You should consult your tax advisor as to the particular consequences to you of the Rights Offering. For a detailed discussion, see the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”

Questions about Exercising Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the “Instructions for Subscription Rights Certificates,” you should contact the information agent at the telephone number set forth under “Subscription Agent and Information Agent” below.

Subscription Agent and Information Agent

We have appointed Computershare Trust Company, N.A. to act as subscription agent and Skyline Corporate Communications Group, LLC to act as information agent for the rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the Common Shares or for additional copies of this prospectus to the subscription agent.

If you have any questions or need further information about the rights offering, please contact our information agent, Skyline Corporate Communications Group, LLC, at 1-888-316-7398 or apwc@skylineccg.com. For a more complete description of the rights offering, see “The Rights Offering.”

Expenses

We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes, or other expenses incurred in connection with the exercise of the subscription rights. Neither we nor the subscription agent will pay such expenses.

No Revocation or Change

All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the Common Shares at the investment amount. Subscription rights that are not exercised at or before the expiration date of the rights offering will expire and will have no value.

Procedures for DTC Participants

We expect that the exercise of your basic subscription right and your over-subscription right may be made through the facilities of DTC. If your subscription rights are held of record through DTC or you are a shareholder holding your shares in “street name” with DTC participants, you may exercise your basic subscription right and your over-subscription right by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the total investment amount that you subscribed for in respect of your basic subscription rights and, if applicable, your over-subscription rights.

Foreign Shareholders

Subscription rights certificates will not be mailed to foreign holders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The rights of foreign holders will be held by the subscription agent for their accounts until instructions are received to exercise the subscription rights. Any questions related to such instructions or the method for foreign holders to exercise their subscription rights should be directed to the information agent. We will determine whether the rights offering may be made to any such record date foreign holder. The rights offering will not be made in any jurisdiction where it would be unlawful to do so. If instructions have not been received by 5:00 p.m., Eastern Time, on                      , 2021, five (5) business days prior to the expiration date (or, if the subscription period is extended, on or before the fifth business day prior to the extended expiration date), the subscription rights will not be exercisable by such foreign holders, and any proceeds received by such foreign holders related to such subscription rights will be refunded to such foreign holders, without interest or deduction.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for our Common Shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn, terminated and canceled by us. If the rights offering is withdrawn, terminated or canceled for any reason, all investment amount payments received by the subscription agent will be promptly returned, without interest or deduction.

No Board Recommendation

An investment in our Common Shares must be made according to each investor’s evaluation of his or her own best interests and after considering all of the information herein, including the risks set forth in the section of this prospectus entitled “Risk Factors.” Neither we nor our Board is making any recommendation to our holders regarding whether they should exercise their subscription rights.

Subscription Intentions of Our Controlling Shareholder

PEWC, which beneficially owned approximately 75.5% of our issued and outstanding Common Shares as of August 30, 2021, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.

Interests of Our Executive Officers and Directors

Our executive officers and directors may participate in the rights offering at the same subscription price as all other shareholders, but none of our executive officers and directors is obligated to so participate.

Common Shares Outstanding Immediately after the Rights Offering

As of August 25, 2021, we had 13,819,669 Common Shares outstanding. The number of outstanding Common Shares immediately after the rights offering will depend on the level of participation in the rights offering and the final subscription price, which is based on the market price of Common Shares at and before the expiration date and will not be known until the expiration of the rights offering. Assuming full exercise of the subscription rights and an estimated subscription price of $2.96 per share (calculated based on a hypothetical expiration date of August 26, 2021), the number of Common Shares that will be issuable in the right offering would be 2,800,771, and the number of Common Shares outstanding immediately after the completion of the rights offering would be 16,631,540.

Dilutive Effects of the Rights Offering

If a shareholder does not exercise any rights in the rights offering, the number of our Common Shares that such shareholder will own will not change. However, because a potentially significant number of Common Shares will be issuable in the rights offering depending on the level of participation in the rights offering and the final subscription price, if a shareholder does not exercise its rights under the basic subscription right in full, its percentage ownership may be materially diluted as a result of the rights offering.

Allocation and Exercise of Over-Subscription Rights

In order to properly exercise an over-subscription right, a rights holder must:

•	exercise its basic subscription right in full;

•

indicate on its subscription rights certificate that it submits with respect to the exercise of the rights issued to it the additional total investment amount that it willing to invest pursuant to its over-subscription right; and

•

concurrently deliver the additional total investment payment related to its over-subscription right at the time it makes payment for its basic subscription right in accordance with the procedures described in this prospectus.

We will allocate the available whole shares proportionately by calculating the number of subscription rights you properly exercised using your basic subscription rights relative to the number of basic subscription rights properly exercised by all subscribers who have over-subscribed. We will seek to honor your over-subscription in full, subject to the limitations set forth herein. The exercise of your over-subscription privilege may be limited, however, if there are insufficient shares available, so you may receive fewer shares than you could otherwise purchase pursuant to your over-subscription privilege. If this allocation results in you being allocated a greater number of shares than your additional investment amount can acquire at the subscription price, then you will be allocated only that whole number of shares for which your additional investment amount can acquire at the subscription price, and the remaining shares will be allocated among all other holders exercising the over-subscription privilege on the same basis. This allocation process will be repeated until all shares subscribed for have been allocated. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share.

Investment amount payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent or us and held in a segregated account with the subscription agent pending a final determination of the number of Common Shares to be issued pursuant to the over-subscription right. If the prorated amount of rights allocated to you in connection with your over-subscription right is less than the number of shares your additional investment amount could otherwise acquire at the subscription price, then the excess funds held by the subscription agent or us on your behalf will be returned to you promptly after the expiration date, without interest or deduction.

Brokers, dealers, banks and other nominee holders of rights, including DTC members, will be required to certify to the subscription agent before any over-subscription rights may be exercised with respect to any particular beneficial owner as to (1) the number of subscription rights exercised pursuant to its basic subscription rights; and (2) the total additional investment amount subscribed for pursuant to the over-subscription rights of such beneficial owner.

We will not offer or sell in connection with the rights offering any Common Shares that are not subscribed for pursuant to the basic subscription right or the over-subscription right.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide, in our sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your subscription rights. Any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

None of the Company, the subscription agent or the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if we determine that your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of our Common Shares to you could be deemed unlawful under applicable law.

Issuance of Common Shares

The Common Shares that are purchased in the rights offering will be issued in book-entry, or uncertificated, form, meaning that you will receive an account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Common Shares you purchased in the rights offering.

If You Have Questions

If you have any questions or need further information about the rights offering, or for additional copies of this prospectus or subscription rights certificates, please call Skyline Corporate Communications Group, LLC, our information agent, toll free at 1-888-316-7398 or apwc@skylineccg.com.

DESCRIPTION OF SECURITIES

The following is a summary description of the Company’s Common Shares which can be purchased with the subscription rights being offered hereby. The descriptions of our Common Shares, memorandum of association and bye-laws are only summaries, and we encourage you to review complete copies of these documents, which are part of the Annual Report incorporated by reference into this prospectus. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.

General

APWC’s authorized capital consists of one class of Common Shares. Under APWC’s Bye-Laws, APWC’s Board of Directors has the power to issue any authorized and unissued shares on such terms and conditions as it may determine. Any shares or class of shares may be issued with such preferred, deferred, qualified or other special rights or any restrictions with regard to such matters, whether in regard to dividend, voting, return of capital or otherwise, as APWC may from time to time by resolution of the shareholders prescribe, or in the absence of such shareholder direction, as the Board of Directors may determine. This provision in the Bye-Laws could be used to prevent a takeover attempt, or to make a takeover attempt prohibitively expensive, and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

Our authorized capital is $0.5 million consisting of 50,000,000 Common Shares, par value $0.01 per share. As of August 25, 2021, there were 13,830,769 Common Shares issued, with 13,819,669 Common Shares issued and 11,100 Common Shares held in Treasury. The Company does not have any classes of capital stock other than its Common Shares.

The Common Shares currently trade on Nasdaq Capital Market tier under the symbol “APWC”. The Common Shares are not listed on any other exchanges or otherwise publicly traded within or outside the United States. Application will be made to list the new Common Shares issued pursuant to exercised subscription rights. We cannot guarantee that our application to list the Common Shares will be approved.

Shareholder Rights

Holders of the Common Shares have no preemptive, redemption, conversion or sinking fund rights. Holders of the Common Shares are entitled to one vote per share on all matters submitted to a poll vote of holders of Common Shares and do not have any cumulative voting rights. In the event of APWC’s liquidation, dissolution or winding-up and subject to any alternative resolution that may be pursued by APWC’s shareholders, the holders of Common Shares are entitled to share ratably in APWC’s assets, if any, remaining after the payment of all APWC’s debts and liabilities.

APWC’s issued Common Shares are fully paid and non-assessable. APWC’s Bye-Laws generally do not provide the holders of its Common Shares preemptive rights in relation to any issues of Common Shares by APWC or any transfer of APWC’s shares.

Additional authorized but unissued Common Shares, and issued shares held in treasury, may be issued or conveyed by our Board without the approval of the shareholders. The shares held in treasury are not outstanding and not currently eligible to vote.

The holders of Common Shares will receive such dividends, if any, as may be declared by our Board out of funds legally available for such purposes. APWC may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that:

•	APWC is, or after the payment would be, unable to pay its liabilities as they become due; or

•	the realizable value of APWC’s assets after such payment or distribution would be less than the aggregate amount of its liabilities.

The following is a summary of certain applicable provisions of Bermuda law and APWC’s organizational documents, including APWC’s memorandum of association and Bye-Laws. We refer you to APWC’s memorandum of association and Bye-Laws, copies of which have been filed with the SEC. You are urged to read these documents in their entirety for a complete understanding of the terms thereof.

Voting Rights

Generally, under Bermuda law and APWC’s Bye-Laws, questions brought before a general meeting are decided by a simple majority vote of shareholders present or represented by proxy, with no provision for cumulative voting. Matters will be decided by votes cast by way of voting cards, proxy cards or a show of hands unless a poll is demanded.

If a poll is demanded, each shareholder who is entitled to vote and who is present in person or by proxy has one vote for each Common Share entitled to vote on such question. A poll may only be demanded under the Bye-Laws by:

•	the chairman of the meeting;

•	at least three shareholders present in person or represented by proxy;

•	any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all shareholders having voting rights; or

•

a shareholder or shareholders present in person or represented by proxy holding Common Shares conferring the right to vote on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Common Shares.

Unless our Board otherwise determines, no shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by that shareholder in respect of all shares held by such shareholder have been paid.

Dividend Rights

Under Bermuda law, a company may declare and pay dividends unless there are reasonable grounds for believing that the Company is, or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of the Company’s assets would thereby be less than its liabilities.

Under APWC’s Bye-Laws, our Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests. With the sanction of a shareholders resolution, our Board may determine that any dividend may be paid by distribution of specific assets, including paid-up shares or debentures of any other company. Our Board may also pay any fixed cash dividend which is payable on any of the Common Shares half-yearly or on other dates, whenever APWC’s position, in the opinion of our Board, justifies such payment.

Dividends, if any, on the Common Shares will be at the discretion of our Board, and will depend on our future operations and earnings, capital requirements, surplus and general financial condition as our Board may deem relevant. See “Dividend Policy” for more information on APWC’s dividend policy.

Transfer of Common Shares

Subject to the disclosure below, a shareholder may transfer title to all or any of his shares by completing an instrument of transfer in the usual common form or in such other form as our Board may approve. The form of transfer is required to be signed by or on behalf of the transferor and also the transferee where any share is not fully paid. The transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members of APWC.

Our Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully paid share. Our Board may also refuse to register an instrument of transfer of a share unless:

•	the instrument of transfer is duly stamped, if required by law, and lodged with APWC;

•

the instrument is accompanied by the relevant share certificate for the shares to which it relates, and such other evidence as our Board shall reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained; and

•

subject to the Companies Act, the Bye-Laws and any directions of our Board from time to time in force, the secretary of APWC may exercise the powers and discretions of our Board with respect to: (i) the transfer of shares by a shareholder by way of an instrument of transfer in the usual common form and (ii) sending to a notice of refusal to register a transfer of shares where our Board declines to register such transfer, within three months after the date on which the instrument of transfer was lodged.

In accordance with the provisions of the Exchange Control Act 1972, as amended, and related regulations of Bermuda, the permission of the Bermuda Monetary Authority (the “BMA”) is required for all issuances and transfers of shares (which includes the Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the Company (which include the Common Shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq). In granting the general permission the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

Accordingly, the Common Shares benefit from a general permission for free transferability for all transfers between persons who are not resident in Bermuda for exchange control purposes, for as long as such Common Shares remain listed on an appointed stock exchange. In the event that the Common Shares are delisted from Nasdaq, it will be necessary to obtain the prior permission of the BMA to transfer such Common Shares to any transferee, subject to any applicable general permissions issued by the BMA.

Variation of Rights

We may issue more than one class of shares and more than one series of shares in each class. The rights attached to any class of shares may be altered or abrogated either:

•	with the consent in writing of the holders of more than fifty percent of the issued shares of that class; or

•	pursuant to a resolution of the holders of such shares.

The Bye-Laws provide that the necessary quorum shall be two or more shareholders present in person or by proxy holding a majority of shares of the relevant class in issue and entitled to vote. The Bye-Laws specify that the creation or issuance of shares ranking pari passu with existing shares will not, subject to any statement to the contrary in the terms of issuance of those shares or rights attached to those shares, vary the special rights attached to existing shares.

Meetings of Shareholders

Under Bermuda law, a company, unless it elects to dispense with the holding of annual general meetings, is required to convene at least one general meeting per calendar year. The directors of a company, notwithstanding anything in such company’s bye-laws, shall, on the requisition of the shareholders holding at the date of the deposit of the requisition not less than one-tenth of the paid-up capital of the Company carrying the right of vote, duly convene a special general meeting. Our Bye-Laws provide that our Board may, whenever it thinks fit, convene a special general meeting.

Bermuda law requires that shareholders be given at least five days’ notice of a meeting of the Company. Our Bye-Laws extend this period to provide that not less than 20 days’ written notice of a general meeting must be given to those shareholders entitled to receive such notice. The accidental omission to give notice to or non-receipt of a notice of a meeting by any person does not invalidate the proceedings of a meeting.

Our Bye-Laws state that no business can be transacted at a general meeting unless a quorum of at least two shareholders representing a majority of the issued shares of the Company are present in person or by proxy and entitled to vote.

Under our Bye-Laws, notice to any shareholders may be delivered either personally or by sending it through the post, by airmail where applicable, in a pre-paid letter addressed to the shareholder at his address as appearing in the share register or by delivering it to, or leaving it at, such registered address. Any notice sent by post shall be deemed to have been served seven (7) days after dispatch. A notice of a general meeting is deemed to be duly given to the shareholder if it is sent to him by cable, telex or tele-copier or other mode of representing or reproducing words in a legible and non-transitory form and such notice shall be deemed to have been served twenty-four (24) hours after its dispatch.

See “Description of the Rights of Holders of Common Shares (incorporated by reference to Exhibit 2.1 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 29, 2020)” included as Exhibit 4.1 hereto, for more detailed information on the rights of shareholders.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences of the receipt of subscription rights in our Rights Offering and the exercise, expiration or disposition of those subscription rights as applied to holders of our Common Shares, but does not purport to be a comprehensive discussion of all tax considerations that may be relevant to a particular investor. In addition, the discussion does not address the treatment of a non-U.S. holder or describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

This discussion applies only to U.S. Holders that hold our existing Common Shares and will hold the subscription rights and Common Shares acquired upon exercise as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income.

This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding subscription rights or our common share as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired subscription rights or our Common Shares in connection with employment or other performance of services, holders that have a functional currency other than the U.S. dollar, persons who are deemed to own 10% or more of our voting shares, U.S. expatriates, and certain former citizens or residents of the United States.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner of subscription rights or Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding subscription rights or Common Shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the receipt, exercise and disposition of the subscription rights and of owning and disposing of Common Shares.

The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, the U.S. Department of the Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the U.S. Internal Revenue Service, (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions that are different from those discussed below concerning (i) the tax consequences of the receipt of subscription rights acquired through the Rights Offering by persons holding our Common Shares, (ii) the exercise (or expiration) of the subscription rights, or (iii) the acquisition, ownership and disposition of our Common Shares.

As used herein, a “U.S. Holder” means a beneficial owner of our Common Shares or subscription rights, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, (a) the administration of which is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) that has validly elected to be treated as a U.S. person for federal income tax purposes.

HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

Tax Consequences to U.S. Holders

Receipt of Subscription Rights.

The receipt and exercise of subscription rights distributed in this Rights Offering is intended to be nontaxable to U.S. Holders. If, however, the receipt of subscription rights in this Rights Offering does not qualify as nontaxable, U.S. Holders would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date. The distribution would be taxed as a dividend to the extent made out of our current or accumulated earnings and profits. Any excess would be treated first as a return of the U.S. Holder’s basis (investment) in such U.S. Holder’s Common Shares and then as a capital gain. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally would be reported to U.S. Holders as dividends.

The following summary assumes that U.S. Holders will qualify for such nontaxable treatment. However, there can be no assurance that the IRS will take a similar view or would agree with the tax consequences described below. We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the rights offering or the related share issuance.

Tax Basis in the Subscription Rights.

For U.S. federal income tax purposes, the tax basis a U.S. Holder would have in the subscription rights received would depend on the fair market value of the subscription rights received by such U.S. Holder and the fair market value of such U.S. Holder’s existing holdings of our Common Shares. If, on the Rights Offering date, the fair market value of subscription rights distributed to a U.S. Holder represents less than 15% of the fair market value of the U.S. Holder’s shares with respect to which such subscription rights were distributed, such U.S. Holder’s basis in such subscription rights generally will be zero unless the U.S. Holder elects to allocate tax basis between the U.S. Holder’s existing common stock and the subscription rights received in proportion to their relative fair market values on the distribution date. A U.S. Holder that chooses to allocate tax basis between such U.S. Holder’s existing Common Shares and such U.S. Holder’s subscription rights must make this election on a statement included with such U.S. Holder’s U.S. federal income tax return for the taxable year in which the subscription rights are received. Such an election is irrevocable. If the fair market value of the subscription rights distributed to a U.S. Holder represents 15% or more of the fair market value of the U.S. Holder’s Common Shares with respect to which such subscription rights were distributed, such U.S. Holder’s basis in its Common Shares with respect to which such subscription rights were distributed will be allocated between those Common Shares and the subscription rights in proportion to their relative fair market values on the subscription rights distribution date. The fair market value of the subscription rights on the distribution date is uncertain and we do not intend to obtain an appraisal of the fair market value of the subscription rights on that date. Therefore, U.S. Holders should consult their own tax advisors to determine the proper allocation of tax basis between the subscription rights and the shares with respect to which the subscription rights are received. In determining the fair market value of the subscription rights, U.S. Holders should consider all relevant facts and circumstances, including the distribution date, the length of the period during which the subscription rights may be exercised, the fact that the subscription rights are transferable, and the price at which the subscription rights trade, if they trade at all.

A U.S. Holder’s holding period of the subscription rights received in the distribution will include the U.S. Holder’s holding period in the shares with respect to which the subscription rights are received.

Exercise of the Subscription Rights.

A U.S. Holder will generally not recognize gain or loss upon the exercise of subscription rights received in the Rights Offering. The tax basis of the Common Shares acquired by a U.S. Holder through exercise of the subscription rights will equal the sum of (1) the subscription price paid by the U.S. Holder for the shares and (2) the U.S. Holder’s adjusted tax basis, if any (as determined above), in the subscription rights. A U.S. Holder’s holding period for the Common Shares acquired through exercise of the subscription rights will begin on the date such subscription rights are exercised.

Sale or Other Taxable Disposition of the Subscription Rights.

Gain or loss realized on a sale or other taxable disposition of subscription rights by the U.S. Holder will generally be capital gain or loss and will be long-term capital gain or loss if the holding period for the subscription rights is more than one year. For these purposes, the holding period for the subscription rights will include the holding period of the Common Shares with respect to which the subscription rights were distributed. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis, if any, in the subscription rights disposed of and the U.S. Holder’s amount realized on the disposition. Such gain or loss will generally be U.S. source gain or loss for foreign tax credit purposes.

Expiration of the Subscription Rights.

If a U.S. Holder’s subscription rights received in the Rights Offering expire, a U.S. Holder generally should not recognize any gain or loss for U.S. federal income tax purposes. If a U.S. Holder has tax basis in the expired subscription rights, such tax basis should be reallocated to the tax basis of the common stock with respect to which the subscription rights were received. If the subscription rights expire after a U.S. Holder has disposed of the Common Shares with respect to which the subscription rights are received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of the tax basis between our Common Shares previously sold and the subscription rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Shares previously sold and (3) the impact of such allocation on the tax basis of the Common Shares acquired upon exercise of the subscription right. U.S. Holders should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the subscription rights.

Taxation of Common Shares

Taxation of Distributions.

Subject to the discussion of the “passive foreign investment company” rules below, the gross amount of any distributions of cash or property with respect to the Common Shares generally will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated first as a return of capital that is applied against and reduces the U.S. Holder’s adjusted tax basis in the Common Shares, but not below zero, and thereafter as capital gain realized on the sale or other disposition of the Common Shares. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.

Any dividends that a U.S. Holder receives will be includable in such U.S. Holder’s gross income as ordinary income on the day such U.S. Holder actually or constructively receives them. Such dividends will not be eligible for the dividends received deduction generally allowed to certain corporate U.S. Holders. Dividends paid by us generally will be non-U.S. source income for purposes of the U.S. “foreign tax credit” rules. The rules governing U.S. foreign tax credits are complex and involve the application of rules that depend on the particular circumstances of each U.S. Holder. Therefore, each U.S. Shareholder should consult his, her or its own tax advisor with respect to the availability of U.S. foreign tax credits to such U.S. Holder’s particular circumstances.

Subject to certain limitations, including certain limitations based on taxable income and filing status, and subject to certain minimum holding period requirements, dividends paid to non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of taxation if we are deemed to be a “qualified foreign corporation” for U.S. federal income tax purposes. A qualified foreign corporation includes a non-U.S. corporation if (1) its shares (including the Common Shares) are readily tradable on an established securities market in the United States or (2) it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. However, a corporation is not a qualified foreign corporation if it is a “passive foreign investment company” (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year. Our Common Shares are listed on the NASDAQ Capital Market, an established securities market. The United States does not have a comprehensive income tax treaty with Bermuda. Each U.S. Holder should consult his, her or its own tax advisor regarding the treatment of dividends and such holder’s eligibility for a reduced rate of taxation.

Sale or Other Taxable Disposition of the Common Shares.

Subject to the discussion of the “passive foreign investment company” rules below, a U.S. Holder generally will recognize gain or loss on the sale or exchange of Common Shares equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the Common Shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Common Shares were held for more than one year. Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder’s adjusted tax basis in its Common Shares generally is equal to its purchase price for such shares, adjusted according to U.S. federal income tax principles. Long-term capital gains recognized by non-corporate U.S. Holders generally will be subject to tax at reduced rates. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company.

A non-U.S. corporation will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes if either:

•	75% or more of its gross income for the taxable year is passive income; or

•

on a quarterly average for the taxable year by value (or, if it is not a publicly traded corporation and so elects, by adjusted basis) 50% or more of its assets produce or are held for the production of passive income.

For the purposes of this test, such non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.

We have not determined whether we have previously been a PFIC for any year, or whether we are currently, or will be a PFIC in future years. Furthermore, because this determination is made on an annual basis, no assurance can be given that we will not be classified as a PFIC in future taxable years. If we are classified as a PFIC for U.S. federal income tax purposes, a U.S. Holder that does not make an election to treat us as a “qualified electing fund” and did not make a “mark-to-market” election, each as described below, will be subject to the following U.S. federal income tax consequences:

•

“Excess distributions” we make to a U.S. Holder would be taxed in a special way. “Excess distributions” are amounts received by a U.S. Holder with respect to our Common Shares in any taxable year that exceed 125% of the average distributions received by the U.S. Holder from us in the shorter of either the three previous years or the U.S. Holder’s holding period for such Common Shares before the current taxable year. Excess distributions must be allocated ratably to each day that a U.S. Holder has held our Common Shares. A U.S. Holder must include amounts allocated to the current taxable year and to any non-PFIC years in his or her gross income as ordinary income for that year. A U.S. Holder must pay U.S. federal income tax on amounts allocated to each prior taxable PFIC year at the highest marginal tax rate in effect for that year on ordinary income and the tax is subject to an interest charge at the rate applicable to deficiencies for U.S. federal income tax.

•

The entire amount of gain that is realized by a U.S. Holder upon the sale or other disposition of our Common Shares would also be considered an excess distribution and would be subject to U.S. federal income tax as described above.

•

A U.S. Holder’s adjusted tax basis in shares that were acquired from a U.S. decedent would not receive a step-up to fair market value as of the date of the decedent’s death but instead would be equal to the decedent’s adjusted tax basis, if lower than such value.

The special PFIC rules do not apply to a U.S. Holder if the U.S. Holder makes an election to treat us as a “qualified electing fund” in the first taxable year in which the U.S. Holder owns our Common Shares and if we comply with certain reporting requirements. Instead, a shareholder of a qualified electing fund is required for each taxable year to include in income a pro rata share of the ordinary earnings of the qualified electing fund as ordinary income and a pro rata share of the net capital gain of the qualified electing fund as long-term capital gain, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. The election is made on a shareholder-by-shareholder basis and may be revoked only with the consent of the IRS. A U.S. Holder makes the election by attaching a completed IRS Form 8621, including the PFIC annual information statement, to a timely filed U.S. federal income tax return. Even if an election is not made, a U.S. Holder generally must file a completed IRS Form 8621 in each year that we are a PFIC. U.S. Holders should be aware that, for each taxable year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a “qualified electing fund” election with respect to us.

A U.S. Holder who owns PFIC shares that are publicly traded could elect to mark the shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC shares and the U.S. Holder’s adjusted tax basis in the PFIC shares. If such a mark-to-market election were made, then the rules set forth above would not apply for periods covered by the election. Because the Common Shares are listed on the NASDAQ Capital Market, the Common Shares should be treated as publicly traded for purposes of the mark-to-market election and, therefore, such election should be able to be made if we are classified as a PFIC. A mark-to-market election is, however, subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning this election if we are classified as a PFIC.

U.S. Holders are urged to consult their tax advisors regarding the adverse tax consequences of owning our Common Shares if we are, or become, a PFIC, and the possibility of making certain elections designed to lessen those adverse consequences.

Medicare Tax on Net Investment Income.

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its interest income and its net gains from the disposition of our Common Shares, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Common Shares.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year, or $75,000 at any time during the taxable year may be required to file information reports with respect to such assets with their U.S. federal income tax returns. Depending on your circumstances, higher threshold amounts may apply. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. Persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. Our Common Shares may be treated as specified foreign financial assets and you may be subject to this information reporting regime. Failure to file information reports may subject you to penalties. You should consult your own tax advisor regarding your obligation to file information reports with respect to the Common Shares.

U.S. Information Reporting and Backup Withholding.

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to U.S. federal backup withholding, unless the U.S. Holder (i) is a corporation or other exempt recipient, or (ii) in the case of backup withholding, provides a taxpayer identification number on a properly completed IRS Form W-9 or otherwise certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The U.S. Foreign Account Tax Compliance Act (“FATCA”) imposes, under certain circumstances, a 30% U.S. federal withholding tax on certain payments to certain non-US entities that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA-related requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the Bermuda government or the IRS regarding our U.S. Holders and to withhold on a portion of payments under our Common Shares to certain U.S. Holders that fail to comply with the relevant information reporting requirements (or that hold our Common Shares directly or indirectly through certain non-compliant intermediaries). Each U.S. Holder should consult his, her or its own tax advisor regarding the application of FATCA to an investment in our Common Shares.

Certain Bermuda Tax Considerations

Under current Bermuda law, there are no taxes on profits, income or dividends nor is there any capital gains tax. Furthermore, we have received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966, as amended, an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations, or the shares, debentures or other obligations of us, until March 31, 2035. This undertaking does not, however, prevent the imposition of any such tax or duty on such persons as are ordinarily resident in Bermuda and holding such shares, debentures or obligations of us or of property taxes on our self-owned real property or leasehold interests in Bermuda.

As an exempted company, we must pay to the Bermuda government an annual government fee calculated on a sliding-scale basis by reference to its assessable capital, that is, its authorized share capital plus any share premium.

There is no stamp duty or other transfer tax payable upon the transfer of our Common Shares by shareholders.

EXPENSES RELATED TO OFFERING

We have agreed to pay all of the expenses incidental to the rights offering, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and transfer agent, information agent and subscription agent fees. We estimate that the expenses for the rights offering will be approximately $250,000. The following table sets forth the various expenses expected to be incurred by us in connection with the rights offering. All amounts shown are estimates.

Itemized expense	Amount
SEC registration fee	$1,000
Printing and engraving expenses	$2,800
Legal fees and expenses (U.S. and Bermuda)	$103,000
Accounting fees and expenses	$50,000
Subscription agent fees	$50,000
Information agent fees	$7,500
Miscellaneous	$35,700

Total	$250,000

PLAN OF DISTRIBUTION

We are distributing rights certificates and copies of this prospectus to those persons who were holders of our common stock on                      , 2021, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the subscription rights and the Common Shares underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Computershare Trust Company, N.A. is acting as our subscription agent to effect the exercise of the subscription rights and the issuance of the underlying Common Shares, and Skyline Corporate Communications Group, LLC is acting as the information agent for the rights offering. We will pay all customary fees and expenses of the subscription agent and information agent related to the rights offering and have also agreed to indemnify the subscription agent and information agent from liabilities that they may incur in connection with the rights offering. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services. Our controlling shareholder, PEWC, informed us that it intended to participate in the rights offering by means of a cash investment of at least approximately $6.3 million through exercise of its basic subscription rights and none of its over-subscription rights. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not exercise any or all of its over-subscription rights.

Delivery of Shares

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned Common Shares at 5:00 p.m., Eastern Time, on the record date.

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and investment amount payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and investment amount payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, MA 02021

See “The Rights Offering — Method for Exercising Rights.” If you have any questions regarding the Company or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our information agent, Skyline Corporate Communications Group, LLC, at 1-888-316-7398 or apwc@skylineccg.com.

LEGAL MATTERS

The Company is represented by its U.S. counsel, Arnold & Porter Kaye Scholer LLP, with respect to U.S. federal law matters. The validity of the Common Shares that are the subject of the rights offering has been passed upon by Appleby (Bermuda) Limited, the Company’s Bermuda counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Asia Pacific Wire & Cable Corporation Limited

15/Fl. B, No. 77, Sec. 2

Dunhua South Road

Taipei, 106, Taiwan

Republic of China

Tel: +886-2-27122558

Attention: Ivan Hsia, CFO

E-mail: ivan.hsia@apwcc.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual and current reports with the SEC.

You may also obtain the documents that we and other issuers file electronically, including annual, quarterly and current reports, proxy statements and other information, on the SEC’s website at www.sec.gov or on our website at www.apwcc.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

ASIA PACIFIC WIRE & CABLE

CORPORATION LIMITED

Common Shares

Issuable Upon the Exercise of Subscription Rights to Purchase Common Shares

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Bermuda Companies Act requires every officer, including directors, of a company, in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the Company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Bermuda Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the Company and any officer or any person employed by the Company as auditor, exempting such officer or person from liability, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the Company, shall be void.

Our Bye-laws provide that every director, officer and committee member shall be indemnified out of our funds against all civil liabilities, loss, damage or expense including liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the Bye-laws will not extend to any matter which would render it void under the Bermuda Companies Act as discussed above.

Recent Sales of Unregistered Securities

No securities of the registrant were sold by the registrant within the past three years which were not registered under the Securities Act, including sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the conversion, exchange or modification of outstanding securities.

Exhibits and Financial Statement Schedules

The following is a list of exhibits filed as a part of this registration statement:

3.1	Memorandum of Association of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 1.1 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on June 21, 2001). (P)

3.2	Third Amended and Restated Bye-Laws of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 3.2 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2012).

4.1	Description of the Rights of Holders of Common Shares (incorporated by reference to Exhibit 2.1 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 29, 2020).

4.2	Form of Subscription Rights Certificate.**

5.1	Legal Opinion of Appleby (Limited) LLP.*

10.1	Composite Services Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form F-1 filed with the Securities and Exchange Commission on November 13, 1996). (P)

10.2	Loan and Share Charge Agreement between Asia Pacific Wire & Cable Corporation Limited and Pacific Electric Wire & Cable Corporation Limited, dated July 10, 2020 (incorporated by reference to Exhibit 4.2 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 29, 2021).

14.1	Code of Ethics (incorporated by reference to Exhibit 11 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on November 9, 2007).

21.1	List of significant subsidiaries.*

23.1	Consent of Appleby (Limited) LLP (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers, Taiwan.**

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

99.1	Form of Instructions as to Use of Subscription Rights Certificates.**

99.2	Form of Letter to Stockholders who are Record Holders.**

99.3	Form of Letter to Stockholders who are acting as Nominees.**

99.4	Form of Letter to Clients for Use by Stockholders who are Acting as Nominees.**

99.5	Form of Beneficial Owner Election Form.**

99.6	Form of Nominee Holder Certification.**

(P)	Paper filings
*	Previously filed
**	Filed herewith

Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the rights offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this pre-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, R.O.C., on September 2, 2021.

ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

/s/ Ivan Hsia
Name:	Ivan Hsia
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Yuan Chun Tang	Chief Executive Officer, Director	September 2, 2021
Yuan Chun Tang

/s/ Ivan Hsia	Chief Financial Officer	September 2, 2021
Ivan Hsia

*	Financial Controller	September 2, 2021
Daphne Hsu

*	Director	September 2, 2021
Anson Chan

*	Director	September 2, 2021
Andy C.C. Cheng

*	Director	September 2, 2021
Fang Hsiung Cheng

*	Director	September 2, 2021
Dr. Lambert Ding

*	Director	September 2, 2021
Mr. Michael C. Lee

*	Director	September 2, 2021
Dr. Yichin Lee

*	Director	September 2, 2021
Alex Chen

Signature	Capacity	Date

*	Director	September 2, 2021
David Sun

*

The undersigned, by signing his name hereto, executes this Amendment No. 1 to Registration Statement on Form F-1 pursuant to the power of attorney executed by the above-named persons and previously filed with the U.S. Securities and Exchange Commission on July 16, 2021.

/s/ Ivan Hsia
Name:	Ivan Hsia
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, appearing below is the signature of the Registrant’s authorized agent in the United States, thereunto duly authorized, in Newark, Delaware, on the 2nd of September, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director